SAFEGUARD SCIENTIFICS, INC.
     STOCK SAVINGS PLAN



     (As Amended and Restated Effective January 1, 1989)

     SAFEGUARD SCIENTIFICS, INC.

     STOCK SAVINGS PLAN


     TABLE OF CONTENTS


     Page

PREAMBLE                                                             1

ARTICLE I - DEFINITIONS                                              1
     1.1  Account                                                    1
     1.2  Accrual Computation Period                                 1
     1.3  Adjustment Factor                                          1
     1.4  Affiliate                                                  2
     1.5  Anniversary Date                                           2
     1.6  Beneficiary                                                2
     1.7  Board of Directors                                         2
     1.8  Break in Service                                           2
     1.9  Code                                                       3
     1.10  Company                                                   3
     1.11  Compensation                                              3
     1.12  Deferral Agreement                                        4
     1.13  Deferral Amount                                           4
     1.14  Deferred Retirement Date                                  4
     1.15  Disregarded Prior Service                                 4
     1.16  Effective Date                                            6
     1.17  Eligibility Computation Period                            6
     1.18  Eligible Employee                                         6
     1.19  Employee                                                  7
     1.20  Employer                                                  7
     1.21  Employment Commencement Date                              7
     1.22  Entry Date                                                7
     1.23  ERISA                                                     7
     1.24  Excused Absence                                           7
     1.25  Family Member                                             9
     1.26  Fund                                                      9
     1.27  Highly Compensated Employee                               9
     1.28  Hour of Service                                          11
     1.29  Investment Manager                                       13
     1.30  Limitation Compensation                                  13
     1.31  Limitation Year                                          15
     1.32  Named Fiduciary                                          15
     1.33  Non-Highly Compensated Employee                          15
     1.34  Normal Retirement Age                                    15
     1.35  Normal Retirement Date                                   15
     1.36  Novell                                                   15
     1.37  Parenthood Leave                                         15
     1.38  Participant                                              16
     1.39  Period of Service                                        16
     1.40  Period of Severance                                      16
     1.41  Plan                                                     16
     1.42  Plan Administrator                                       16
     1.43  Plan Year                                                17
     1.44  Predecessor Company                                      17
     1.45  Quadro                                                   17
     1.46  Reemployment Commencement Date                           17
     1.47  Required Beginning Date                                  17
     1.48  Severance from Service Date                              17
     1.49  Sponsoring Affiliate                                     17
     1.50  Spouse                                                   17
     1.51  Stock                                                    18
     1.52  Total Disability                                         18
     1.53  Trust Agreement                                          18
     1.54  Trustee                                                  18
     1.55  Trust Fund                                               18
     1.56  Valuation Date                                           18
     1.57  Vesting Computation Period                               18
     1.58  Year of Eligibility Service                              18
     1.59  Year of Service                                          19
     1.60  Year of Vesting Service                                  20

ARTICLE II - PARTICIPATION                                          20
     2.1  Eligibility to Participate                                20
     2.2  Readmission after Period of Severance and
          Employment Termination                                    21
     2.3  Changes in Status                                         22

ARTICLE III - EMPLOYER CONTRIBUTIONS                                23
     3.1  Employer Contributions                                    23
     3.2  Timing of Contributions                                   23
     3.3  Contingent Nature of Contributions                        24
     3.4  Exclusive Benefit; Refund of Contributions                24
     3.5  Investment of Employer Contributions                      25
     3.6  In Service Withdrawals                                    25

ARTICLE IV - PARTICIPANT CONTRIBUTIONS                              26
     4.1  Mandatory Contributions                                   26
     4.2  Voluntary Contributions                                   26
     4.3  Rollover Contributions                                    26
     4.4  Restoration Contributions                                 27
     4.5  Eligibility for Arrangement                               27
     4.6  Effective Date of Deferral Agreements                     27
     4.7  Deferral Amounts                                          28
     4.8  Establishment of Separate Account                         29
     4.9  Distributions from Participant's Deferral
          Contribution Subaccount                                   29
     4.10  Hardship Withdrawals:  Participant's Deferral
          Contribution Subaccount                                   30
     4.11  In-Service Withdrawals from After-Tax Voluntary
          Contribution Subaccounts                                  31
     4.12  Loans                                                    31
     4.13  Excused Absence from Service                             34

ARTICLE V - LIMITATIONS ON CONTRIBUTIONS                            34
     5.1  Maximum Amount of Deferral Contributions                  34
     5.2  Limitations on Deferral Contributions of Highly
          Compensated Participants                                  36
     5.3  Limitations on Employer Matching Contributions and
          Voluntary Contributions of Highly Compensated
          Participants.                                             39
     5.4  Code Section 415 Limitations                              41
     5.5  Order of Reductions                                       44

ARTICLE VI - ALLOCATION OF CONTRIBUTIONS                            44
     6.1  Allocation of Deferral Amounts                            44
     6.2  Allocations to Matching Contribution Subaccounts          44
     6.3  Multiple Employers                                        45
     6.4  Allocations to After-Tax Voluntary Contribution
          Subaccounts                                               45
     6.5  Allocations to Restoration Contribution Subaccounts       45
     6.6  Allocations to Rollover Contribution Subaccounts          45
     6.7  Determination of Active Participant Status for an
          Accrual Computation Period                                45
     6.8  Non-vested Amounts                                        46
     6.9  Special Rules for Top-Heavy Plans                         47

ARTICLE VII - INVESTMENTS                                           48
     7.1  Investment of Assets                                      48
     7.2  Crediting of Contributions                                48
     7.3  Crediting of Investment Results                           49
     7.4  Investment Direction By Participants                      50

ARTICLE VIII - RETIREMENT AND DISABILITY BENEFITS                   53
     8.1  Normal Retirement Benefit                                 53
     8.2  Deferred Retirement Benefit                               54
     8.3  Disability Benefit                                        54
     8.4  Effect of Quadro                                          54

ARTICLE IX - DEATH BENEFITS AND SURVIVING SPOUSE'S BENEFITS         54
     9.1  Pre-Distribution Death Benefit                            54
     9.2  Death After Benefit Commencement Date                     55
     9.3  Spousal Consent to Designation of Alternative
          Beneficiary                                               56
     9.4  Beneficiary Designation                                   56
     9.5  Effect of Quadro                                          56

ARTICLE X - NONFORFEITURE PROVISIONS (VESTING)                      57
     10.1  Full and Immediate Vested Interests                      57
     10.2  Employer Matching Contribution Subaccounts               57
     10.3  Disregarded Service for Vesting Purposes                 57
     10.4  Amendments to the Vesting Schedule                       58

ARTICLE XI - METHODS AND TIMING OF BENEFIT DISTRIBUTIONS            58
     11.1  Forms of Benefit Payments                                58
     11.2  Benefit Commencement Dates                               60
     11.3  Post-Distribution Credits                                62
     11.4  Direct Rollovers.                                        62
     11.5  Participant's Consent to Distribution of Benefits        63

ARTICLE XII - TOP-HEAVY PROVISIONS                                  64
     12.1  Top-Heavy Definitions                                    64
     12.2  Top-Heavy Rules                                          67

ARTICLE XIII - PLAN ADMINISTRATOR                                   69
     13.1  Appointment and Tenure                                   69
     13.2  Meetings; Majority Rule                                  69
     13.3  Delegation                                               69
     13.4  Authority and Responsibility of the Plan
           Administrator                                            69
     13.5  Reporting and Disclosure                                 70
     13.6  Construction of the Plan                                 71
     13.7  Engagement of Assistants and Advisers                    71
     13.8  Bonding                                                  72
     13.9  Compensation of the Plan Administrator                   72
     13.10  Indemnification of the Plan Administrator               72

ARTICLE XIV - ALLOCATION AND DELEGATION OF AUTHORITY                72
     14.1  Authority and Responsibilities of Employer               72
     14.2  Authority and Responsibilities of the Plan
           Administrator                                            73
     14.3  Authority and Responsibilities of the Trustee            73
     14.4  Limitations on Obligations of Named Fiduciaries          73

ARTICLE XV - CLAIMS PROCEDURES                                      73
     15.1  Application for Benefits                                 73
     15.2  Appeals of Denied Claims for Benefits                    74
     15.3  Appointment of the Named Appeals Fiduciary               75

ARTICLE XVI - AMENDMENT AND TERMINATION                             75
     16.1  Amendment                                                75
     16.2  Plan Termination                                         76
     16.3  Complete Discontinuance of Employer Contributions        77
     16.4  Suspension of Employer Contributions                     77
     16.5  Mergers and Consolidations of Plans                      78
     16.6  Adoption by Affiliates                                   78

ARTICLE XVII - NONALIENATION OF BENEFITS                            79
     17.1  Nonalienation of Benefits                                79

ARTICLE XVIII - MISCELLANEOUS PROVISIONS                            79
     18.1   No Contract of Employment                               79
     18.2   Severability of Provisions                              79
     18.3   Heirs, Assigns and Personal Representatives             80
     18.4   Headings and Captions                                   80
     18.5   Gender and Number                                       80
     18.6   Controlling Law                                         80
     18.7   Funding Policy                                          80
     18.8   Title to Assets                                         80
     18.9   Payments to Minors, Etc                                 80
     18.10  Reliance on Data and Consents                           81
     18.11  Lost Payees                                             81
     18.12  Counterparts                                            81

APPENDIX A                                                          83

APPENDIX B                                                          84

      SAFEGUARD SCIENTIFICS, INC.      STOCK SAVINGS PLAN

      WHEREAS, Safeguard Scientifics, Inc. (the "Company") established the Safeguard Scientifics, Inc. Stock Savings Plan (the "Plan") for the benefit of certain of its employees effective January 1, 1981; and

     WHEREAS, the Company reserved to itself the right to amend the Plan in Section 16.1 thereof; and

     WHEREAS, the Company desires to amend and restate the Plan to comply with the Omnibus Budget Reconciliation Act of 1986, the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1993 and the final regulations under the Retirement Equity Act of 1984 and other changes in the law, to change the method of crediting service for purposes of eligibility to participate and vesting, effective January 1, 1995, and to make certain other changes;

     NOW, THEREFORE, effective January 1, 1989 (except where other effective dates are specifically provided herein), subject to approval by the District Director of Internal Revenue, Safeguard Scientifics, Inc. hereby sets forth the terms of the Safeguard Scientifics Stock Savings Plan as follows:

                                 ARTICLE I

                              DEFINITIONS

          1.1 Account shall mean the entire interest of a Participant in the Plan, including the Participant's Deferral Contribution Subaccount, After-Tax Voluntary Contribution Subaccount, Matching Contribution Subaccount, and Rollover Contribution Subaccount. Unless otherwise specified, the value of a Participant's Account shall be determined as of the Valuation Date coincident with or next following the occurrence of the event to which reference is made.

          1.2 Accrual Computation Period shall mean each calendar month.

          1.3 Adjustment Factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

          1.4 Affiliate shall mean (a) any corporation that is a member of a "controlled group of corporations" within the meaning of Code section 414(b) of which the Employer is then a member; (b) any trade or business, whether or not incorporated, that under the regulations prescribed by the Secretary of the Treasury pursuant to Code section 414(c) is then under common control with the Employer; (c) an organization which is part of an affiliated service group with the Employer and the regulations thereunder; and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o). An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. For the purposes of applying Code sections 414(b) and (c) to the limitations on benefits set forth in
Section 5.4, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1).

          1.5  Anniversary Date shall mean the first day of the Plan
Year.

          1.6 Beneficiary shall mean: as to any Participant who is married at the time of his death, the Participant's Spouse, except as provided in paragraphs (b) and (c) hereof;

               (a) as to any Participant who (A) is not married at the time of his death, or (B) is married, but whose spouse has consented to the designation of a Beneficiary other than such Spouse (to the extent of such consent), the persons or entities designated by the Participant in writing to be his Beneficiaries hereunder; and

               (b) as to any Participant who has not designated a Beneficiary (or who is not survived by such designated Beneficiary), as provided in paragraph (b) above, and who has no surviving spouse, (1) the Participant's issue (including stepchildren and adopted persons), equally, with the issue of deceased issue to be by representation; (2) if there be no such issue or children of issue, then the surviving parents of the Participant (equally if there be more than one); and (3) if there be neither children nor issue of children, and if there be no surviving parents, then the Participant's estate.

          1.7 Board of Directors shall mean the Board of Directors of the Company.

          1.8  Break in Service,effective January 1, 1995, shall mean an Eligibility or Vesting Computation Period in which an  Employee does
not have more than 500Hours of Service.   However, no Break in Service
shall be deemed to have occurred until there occurs a termination of the employer-employee relationship between the Employer and the Employee or Participant involved. Any Break in Service shall be deemed to have commenced on the first day of the Computation Period in which it occurs. No Break in Service shall be deemed to occur during an Employee's initial Eligibility Computation Period solely because of his failure to complete more than 500 Hours of Service during any one Plan Year occurring in part during such Period if the Employee completes one Year of Service during such initial Eligibility Computation Period. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of the Plan setting forth circumstances of Excused Absence.

          1.9 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

          1.10  Company shall mean Safeguard Scientifics, Inc., a
Pennsylvania corporation, and any successor thereto which adopts the Plan.

          1.11 Compensation shall mean the base salary or wages paid to or on behalf of a Participant by the Employer for services rendered as an Eligible Employee during the Plan Year to which reference is made, exclusive of compensation paid with respect to service performed prior to the date on which the Employee became a Participant under the Plan, but including without limitation, shift differentials and (in the case of a Participant paid partly on a commission basis) the commissions paid currently. Compensation shall include any contributions made pursuant to a salary reduction agreement entered into by the Participant pursuant to a plan described in Code sections 125 or 401(k). Compensation shall not include overtime payments, bonuses, foreign service premiums, differentials or allowances (other than shift differentials), relocation payments, tuition payments, patent awards, or any other non-basic form of current compensation, nor shall Compensation include Employer contributions to this or any other plan of deferred compensation, Employer contributions to Social Security, the value of any fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of, expenses incurred by the Participant in the performance of his duties, nor the value of non- money awards or gifts made by the Employer. Compensation shall, however, include compensation paid by the Employer during a period of short term disability.

          A Participant's Compensation shall in no event exceed $200,000 as adjusted in accordance with Code section 415(d), for the Plan Year. In determining a Participant's Compensation for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

          Effective January 1, 1994, a Participant's Compensation for any Plan Year shall in no event exceed $150,000 as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to any period, not exceeding twelve months, beginning in such calendar year over which Compensation is determined (the "determination period"). If a determination period consists of fewer than twelve months, the applicable limit (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

          In determining the Compensation of a Participant for purposes of the limit set forth in the preceding paragraph, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.11 prior to the application of the limit.

          1.12 Deferral Agreement shall mean the written agreement between the Participant and the Employer pursuant to which the Participant agrees to accept a reduction in salary, wages or other current remuneration, or declines an increase in the same, and pursuant to which the Employer agrees to contribute the amount of such reduction or declined increase as an Employer contribution to the Participant's Deferral Contribution Subaccount under the Plan.

          1.13 Deferral Amount shall mean the amount of remuneration which is yielded or declined by the Participant pursuant to a Deferral Agreement and which the Employer has agreed to contribute to this Plan to the Participant's Deferral Contribution Subaccount.

          1.14 Deferred Retirement Date shall mean the date of a Participant's retirement from the service of the Employer subsequent to his Normal Retirement Date.

          1.15 Disregarded Prior Service shall mean Years of Service completed prior to any Period of Severance where:

               (a)     the Participant had either

                    (1) no vested interest in that portion of his Account under the Plan attributable to Employer contributions prior to such Period of Severance, or

                    (2) a vested interest in that portion of his Account under the Plan attributable to Employer contributions prior to such Period of Severance, received a distribution of the full amount of such vested interest, and failed to repay the amount of such vested interest prior to experiencing a Period of Severance of at least five year's duration; and

               (b) the number of consecutive years of duration of such Period of Severance experienced by the Participant (including in such series of consecutive years the Period of Severance with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds both:

                    (1)     five (5), and

                    (2) the number of Years of Service, other than Disregarded Prior Service, completed by the Employee (whether or not such Years of Service were completed as an employer), prior to the commencement of such period.

               Effective January 1, 1995, Disregarded Prior      Service
shall mean Years of Service completed prior to any Break in Service, where the Participant had either:

               (a) no vested interest in that portion of his Account under the Plan attributable to Employer contributions prior to such Break in Service and the number of consecutive one-year Breaks in Service experienced by the Participant (including in such series of consecutive one-year Breaks in Service, the Break in Service with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds the greater of (A) five, and (B) the number of Years of Service, other than Disregarded Prior Service, completed by the Employee prior to such Break in Service; or

               (b) a vested interest in that portion of his Account under the Plan attributable to Employer contributions prior to such Break in Service, received a distribution of the full amount of such vested interest, and failed to repay the amount of such vested interest prior to experiencing five consecutive one-year Breaks in Service.

          Notwithstanding the foregoing, in the case of a series of consecutive Breaks in Service beginning before January 1, 1995, and ending after January 1, 1995, Years of Service prior to such Breaks shall not be Disregarded Prior Service if such Years of Service would not have been Disregarded Prior Service had the provisions of the Plan in effect on such date remained in effect.

          1.16 Effective Date shall mean January 1, 1981. The effective date of the amended and restated Plan as set forth herein is January 1, 1989, except as otherwise provided herein.

          1.17 Eligibility Computation Period, effective January 1, 1995, shall mean a 12-consecutive-month period. An Employee's first Eligibility Computation Period shall begin on his Employment Commencement Date (or Reemployment Commencement Date, as applicable), and his succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of his Employment Commencement Date (or Reemployment Commencement Date), and each Plan Year thereafter.

          1.18 Eligible Employee shall mean each person in the employ of the Employer who is not a leased employee, who is not a person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the inclusion of such person as a Participant in the Plan, and who performs services in an eligible classification of Employees (as hereinafter defined). For purposes of the Plan, the eligible classifications of Employees shall be as follows:

               (a) salaried Employees and, effective January 1, 1994, hourly and salaried Employees of Safeguard Scientifics, Inc. except Employees in the Phoenix division of Safeguard Scientifics, Inc.;

               (b) hourly and salaried Employees of Norelkote, Inc. a subsidiary of Safeguard Scientifics, Inc. until its merger into Safeguard Scientifics, Inc. on November 30, 1990;

               (c) effective January 1, 1992, hourly and salaried Employees of Technology Leaders Management, Inc., a subsidiary of
Safeguard Scientifics, Inc.;

               (d) effective March 17, 1994, hourly and salaried Employees of Safeguard International Group, Inc., a subsidiary of
Safeguard Scientifics, Inc.;

               (e) any additional one or more categories or classifications of Employees which the Board of Directors determines at any time shall be an eligible classification of Employees for one or more Plan Years designated by the Board of Directors. Notwithstanding the foregoing, Employees of any division or at any location of Safeguard Scientifics, Inc. or either of the above designated subsidiaries that was not in existence on December 31, 1994, shall not be Eligible Employees unless and until the Board of Directors determines that such Employees shall be an eligible classification of Employees. The Board of Directors shall cause to be appended hereto, as Appendix A, a description of each eligible classification of Employees that shall be covered by the Plan pursuant to this subsection (e) and the period of such coverage.

          1.19 Employee shall mean each person who is employed by the Employer or an Affiliate and, effective on or after January 1, 1987, any leased employee within the meaning of Code section 414(n)(2). Notwithstanding the foregoing, if such leased employees constitute less than 20% of the non-highly compensated work force of the Employer and the Affiliates within the meaning of Code section 414(n)(5)(C)(ii), the term Employee shall not include those leased employees covered by a plan described in Code section 414(n)(5). To the extent permitted under Code section 414(r) and elected by the Company, Employee shall not include any employees of an Affiliate which operates one or more separate lines of business from the Employer.

          1.20  Employer shall mean the Company and each Sponsoring
Affiliate.

          1.21  Employment Commencement Date   shall mean, with respect
to any individual, the first date on which that individual performs an "Hour of Service" in the employ of the Employer, whether or not such service was performed as an Employee.

          1.22 Entry Date shall mean (a) the Effective Date, and (b) with respect to each Employee, the first day of such Employee's first payroll period coinciding with or next following the first day of any calendar month.

          1.23 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.24  Excused Absence means any of the following:

               (a) Absence on leave granted by the Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purposes of this provision, the Employer will give similar treatment to all Employees in similar circumstances.

               (b) Absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer.

               (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

               (d) Absence by reason of illness or disability until such time as the employment relationship between Employer and Employee is severed.

          An "Excused Absence" shall cease to be an "Excused Absence" and shall be deemed a Period of Severance commencing as of the Employee's Severance from Service Date if the Employee fails to return to the service of the Employer (A) within five (5) days of the expiration of any leave of absence referred to in subsection (a) of this Section; (B) at such time as the payment of regular compensation referred to in subsection (b) of this Section is discontinued; (C) within six (6) months after his discharge or release from active duty, or, if the Employee does not return to the service of the Employer within the said six (6) month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (D) upon recovery from illness or disability. The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for this purpose.

          Effective January 1, 1995, an Excused Absence shall cease to be an Excused Absence and shall be deemed a Break in Service as of the later of (1) and (2), where

                    (1) is the first day of such absence if the Employee fails to return to the service of the Employer (A) within five
(5) days of the expiration of any leave of absence referred to in subsection (a) of this Section; (B) at such time as the payment of regular compensation referred to in subsection (b) of this Section is discontinued; (C) within six (6) months after his discharge or release from active duty, or, if the Employee does not return to the service of the Employer within the said six (6) month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (D) upon recovery from illness or disability; or

                    (2) is the first day of the first Plan Year in which the Employee fails to complete more than five hundred (500) Hours of Service.

          The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for this purpose.

          1.25 Family Member shall mean, with respect to any Employee or former Employee, the spouse and lineal ascendants and descendants (and the spouses of such ascendants and descendants) of such Employee or former Employee.

          1.26 Fund shall mean all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust
Agreement.

          1.27 Highly Compensated shall mean a highly compensated active Employee or a highly compensated former Employee. The determination of who is a Highly Compensated Employee shall be made in accordance with Code section 414(q) and Treasury regulations thereunder.

               (a) Active Employees. A highly compensated active Employee is any Employee who performs services for the Employers and Affiliates during the Plan Year (calendar year) for which the determination of who is highly compensated is being made and who:

                    (1) receives compensation from the Employers and Affiliates in excess of $75,000 (as adjusted by the Adjustment Factor) during the Plan Year;

                    (2) receives compensation from the Employers and Affiliates in excess of $50,000 (as adjusted by the Adjustment Factor) during the Plan Year and is a member of the top-paid group for the Plan Year;

                    (3) is an officer (within the meaning of Code section 416(i)) of an Employer or an Affiliate during the Plan Year and receives compensation during the Plan Year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A)); or

                    (4) is a five-percent owner (within the meaning of Code section 416(i)) of an Employer or an Affiliate at any time during the Plan Year.

               (b) Former Employees. A highly compensated former Employee with respect to any Plan Year is any Employee who separated from service (or was deemed to have separated from service) prior to such Plan Year, performs no services for the Employers and Affiliates during such Plan Year, and was a highly compensated active Employee for either the year in which the separation from service occurred (the "separation year") or any Plan Year ending on or after the Employee's 55th birthday.

               Notwithstanding the foregoing, an Employee who separated from service with an Employer or an Affiliate prior to January 1, 1987, shall be a highly compensated former Employee in accordance with Q&A-4(d) of section 1.414(q)-1T of Treasury regulations only if during the separation year (or the Plan Year immediately preceding the separation year) or any Plan Year ending on or after the Employee's 55th birthday (or the Plan Year immediately preceding the Employee's 55th birthday):

                    (1) he or she was a five-percent owner of an Employer or an Affiliate, as determined in accordance with Code section 414(q), at any time during such Plan Year; or

                    (2) he or she received compensation in excess of $50,000 during such year.

               (c) Top-Paid Group. An Employee is in the "top-paid group" of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of compensation paid during such Plan Year. For purposes of determining the number of Employees in the "top-paid group," Employees described in Code section 414(q)(8) and Q&A-9(b) of section 1.414(q)-1T of Treasury regulations shall be excluded.

               (d) Officers. No more than 50 Employees (or, if less, the greater of three Employees or 10% of the Employees) shall be treated as officers.

               (e)     Compensation Defined.  For purposes of this
Section 1.27, "compensation" shall mean Limitation Compensation plus elective or salary deferral contributions to a plan described in Code section 125 or section 401(k).

               (f) Calendar Year Election. The determination of the class of Highly Compensated Employees under the Plan for a Plan Year shall be made pursuant to the "calendar year calculation election" set forth in Q&A-14(b) of section 1.414(q)-1T of Treasury Regulations. Accordingly, for purposes of this Section 1.27, both the "determination year" and the "look-back year" (as defined in section 1.414(q)-1T of Treasury Regulations) are the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

          1.28 Hour of Service shall be defined in a manner consistent with regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, section 2530.200b-2, and shall mean (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company during the applicable Computation Period, (b) each hour for which an employee is paid or entitled to payment by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. Hours of Service shall be credited to the computation period in which earned, regardless of when determined or awarded.

          Effective January 1, 1995, an Hour of Service shall be determined as follows:

               (a) Hours Credited. An Employee shall be credited with an Hour of Service for the following hours:

                    (1) Each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer or an Affiliate for the performance of duties.

                    (2) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate.

                    (3) Each hour for which an Employee is directly or indirectly paid or is entitled to payment by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee for retirement (including disability retirement) payments made pursuant to this Plan or any other qualified retirement plan; and provided further, that, except as provided in paragraph (4) below, the number of Hours of Service to be credited for any single continuous period during which the Employee performs no duties shall not exceed 501.

                    (4) Each week of absence for military service in the armed forces of the United States from which service the Employee returns to the Employer or an Affiliate within the period during which he has legally protected reemployment rights shall count as a number of Hours of Service equal to the number of Hours of Service that would have been credited to the Employee with respect to the Employee's customary week of employment during the month immediately preceding the date on which absence for military service commenced. Service rendered at overtime or other premium rates shall be credited at the rate of one Hour of Service for each hour for which pay is earned, regardless of the rate of compensation in effect with respect to such hour.

                    (5) Solely for the purpose of determining whether an Employee has incurred a Break in Service, an Employee who is absent from work on a Parenthood Leave shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this paragraph (5) for any Parenthood Leave, when aggregated with any hours credited under any other provision of this Section 1.28 which relate to the same absence, shall not exceed 501.

                    The Hours of Service credited under this paragraph
(5) shall be credited (A) in the Eligibility Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that Computation Period, or (B) in all other cases, in the following Computation Period.

               (b) Non-Credited Payments. Hours of Service shall not be credited for payments made or due under a plan maintained solely to comply with any worker's compensation, unemployment compensation or disability insurance laws, nor for payments which solely reimburse an Employee for medical or medically-related expenses.

               (c) Non-Duplication of Credit. No Hours of Service credited under any paragraph of subsection (a) shall be credited under another such paragraph.

               (d) Counting Hours for Non-Duty Periods. In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under paragraph (a)(3), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in paragraph (a)(3), the number of Hours of Service to be credited shall be determined in accordance with the applicable regulations prescribed by the Secretary of Labor set forth in 29 CFR (section)2530.200b-2(b).

               (e) Crediting Hours of Service to Eligibility Computation Periods. Hours of Service described in paragraphs (a)(1),
(2) and (3) shall be credited to Eligibility Computation Periods in accordance with the applicable regulations prescribed by the Secretary of Labor set forth in 29 CFR (section)2530.200b-2(c).

               (f) Crediting of Hours of Service. If an Employee's payroll records are normally kept on other than an hourly basis, as described below, the following equivalencies may be utilized in determining the number of Hours of Service to which the Employee is entitled to be credited:

Basis Upon Which the           Credit Granted if Participant
     Participant's Payroll            Earns At Least One Hour
     Records are Maintained           of Service During Period

           Shift                     Actual hours for full shift
           Daily                     10 Hours of Service
           Weekly                    45 Hours of Service
           Biweekly                  90 Hours of Service
           Semimonthly               95 Hours of Service
           Monthly                  190 Hours of Service


          Hours of Service may also be credited solely on the basis of hours worked or regular time hours, in accordance with regulations issued by the Secretary of Labor. For all purposes under this Plan, if Hours of Service are credited solely on the basis of hours worked, 870 hours worked shall be treated as the equivalent of 1,000 Hours of Service. If Hours of Service are credited solely on the basis of regular time hours, 750 regular time hours shall be treated as the equivalent of 1,000 Hours of Service.

          1.29 Investment Manager shall mean any fiduciary (other than a Trustee or Named Fiduciary) who has the power to manage, acquire, "or dispose of any asset of the Plan and who has qualified as an "investment manager" within the meaning of section 3(38) of ERISA.

          1.30 Limitation Compensation shall mean the sum of the amount included under (a) below, but excluding the amounts set forth under (b) below:

               (a) Inclusions. Limitation Compensation shall include the following:

                    (1) wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer or an Affiliate to the extent that the amounts are includable in gross income;

                    (2) earned income (with respect to Employees of an Employer or an Affiliate within the meaning of Code section
401(c)(1));

                    (3) for purposes of paragraphs (1) and (2), earned income from sources outside the United States (as defined in Code section 911(b);

                    (4)     amounts described in Code sections
104(a)(3), 105(a) and 105(h), but only to the extent they are includible in the Employee's gross income from an Employer or an Affiliate;

                    (5) amounts paid or reimbursed by an Employer or an Affiliate for moving expenses incurred by the Employee to the extent that such amounts are not deductible under Code section 217;

                    (6) the value of a nonqualified stock option granted to the Employee by an Employer or an Affiliate to the extent the value is includible in the Employee's gross income; and

                    (7) the amount includible in the Employee's gross income from an Employer or an Affiliate upon making the election in Code section 83(b).

               (b) Exclusions. Limitation Compensation shall not include the following:

                    (1) contributions made by an Employer or an Affiliate to a deferred compensation plan which, without regard to Code section 415, are not includible in the Employee's gross income for the taxable year in which contributed;

                    (2) Employer contributions made on behalf of the Employee to a simplified employee pension to the extent they are deductible by the Employee under Code section 219(b)(7);

                    (3) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includible in gross income);

                    (4) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (5) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (6) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or contributions by an Employer or an Affiliate toward the purchase of an annuity contract described in Code section 403(b).

          For purposes of this Section 1.30, Limitation Compensation shall only include compensation actually paid or made available during the applicable Limitation Year.

          1.31  Limitation Year shall mean the Plan Year.

          1.32 Named Fiduciary shall mean the Employer, the Trustee, the Plan Administrator (if other than the Employer) and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under this Plan and/or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

          1.33 Non-Highly Compensated shall mean an Employee of an Employer who is neither a Highly Compensated Employee nor a Family Member.

          1.34  Normal Retirement Age shall mean age 65.

          1.35 Normal Retirement Date shall mean the first day of the month immediately following the month in which the Participant attains Normal Retirement Age.

          1.36  Novell means Novell, Inc., a Delaware corporation.

          1.37 Parenthood Leave shall mean an absence from work (a) due to the pregnancy of the individual, (b) due to the birth of a child to the individual, (c) due to the placement of a child in connection with the adoption of that child by the individual, or (d) for the purposes of caring for a child during the period immediately following the birth or placement for adoption of such child.

          1.38 Participant shall mean any person who has been or who is an Employee and who has been admitted to participation in the Plan pursuant to the provisions of Article III hereof. The term "Participant" shall include Active Participants (those who are currently eligible to share in Employer contributions to the Plan), Retired Participants (those former Employees presently receiving benefits under the Plan or entitled to receive such benefits), and Vested Participants (employees who are no longer Active Participants, former Employees who are undergoing a Period of Severance, and, if the Plan is terminated, former Active Participants who remain employees of Employer, any of whom are or may become entitled at some future date to the distribution of benefits from the Plan by reason of their having been Active Participants herein).

          1.39 Period of Service shall mean the period from the individual's Employment Commencement Date, or, if later, his Reemployment Commencement Date following his Severance from Service with respect to his most recent period of Disregarded Prior Service, to the earlier of (a) the date of reference if the individual remains in the employ of the Employer or an Affiliated Company, or (b) the individual's most recent Severance from Service Date. For the purpose of computing Years of Eligibility Service and Years of Vesting Service, a Period of Severance of less than twelve (12) months shall be considered a Period of Service if the reason for the severance was a quit, discharge or retirement, and if the individual again performs service for the Employer or an Affiliated Company entitling him to credit for at least one (1) Hour of Service before the Period of Severance has extended for twelve (12) months. Effective January 1, 1995, this Section 1.39 is hereby deleted.

          1.40 Period of Severance shall mean the period commencing on the individual's Severance from Service Date and ending on the first date after such Severance from Service Date on which the individual is entitled to credit for one (1) or more Hours of Service for service performed for the Employer or an Affiliated Company. Effective January 1, 1995, this Section 1.40 is hereby deleted.

          1.41 Plan shall mean the Safeguard Scientifics, Inc. Stock Savings Plan as set forth herein, and as the same may from time to time hereafter be amended. The term "Plan" shall also include the Plan as it existed at each date of reference between the Effective Date and the date on which the restatement thereof, as set forth herein, became effective.

          1.42 Plan Administrator shall mean the person or committee named as such pursuant to the provisions of Article XIII hereof, or, in the absence of any such appointment, the Company.

          1.43  Plan Year shall mean the calendar year.

          1.44 Predecessor Company means any organization which, after its acquisition by an Employer, has become an Affiliate.

          1.45 Quadro shall mean a "qualified domestic relations order" within the meaning of section 206(d)(3)(B) of ERISA.

          1.46 Reemployment Commencement Date shall mean the first date on which the individual performs service for the Employer or an Affiliate entitling such individual to credit for at least one (1) Hour of Service after such individual's Severance from Service Date.

          1.47 Required Beginning shall mean the Plan Year ending in the calendar year in which a Participant attains age 70-1/2, or the April 1 of the calendar year next following the calendar year in which he attains age 70-1/2 even if the Participant is still in the active employ of the Employer.

          1.48  Severance from Service Date shall mean the earlier of:

               (a) the date on which the individual dies, retires, quits or is discharged from employment; or

               (b) the first anniversary of the first date of a period in which an individual remains absent from service (with or without pay) from the Employer and all Affiliated Companies for any reason other than death, retirement, quit or discharge from employment, such as vacation, holiday, sickness, disability, leave of absence, or layoff; or

               (c) the second anniversary of the first date in a period in which an individual remains absent from service (with or without pay) from the Employer and all Affiliated Companies where such absence is due to Parenthood Leave.

Effective January 1, 1995, this Section 1.48 is hereby deleted.

          1.49 Sponsoring Affiliate shall mean any Affiliate which adopts the Plan pursuant to Section 16.6 hereof.

          1.50 Spouse shall mean (a) the person to whom the Participant was married on his Benefit Commencement Date, or (b) if the Participant's Benefit Commencement Date had not occurred at the time of his death, the person to whom the Participant was married at the time of his death. When the word "spouse" is used without an initial capital letter in the Plan, the term means the person to whom the Participant was married or is married as of the date of reference.

          1.51 Stock shall mean any class of capital stock of Safeguard Scientifics, Inc.

          1.52 Total Disability shall mean a physical or mental condition of such severity and probable prolonged duration as to entitle the Participant to disability retirement benefits (i) under the long-term disability program of his Employer, or (ii) if his Employer does not sponsor a long-term disability program covering the Employee or if the Employee is not eligible for such program due to insufficient age or years of service, then under the Federal Social Security Act. In the event that Total Disability is determined under clause (i) of the preceding sentence, then (a) the Plan Administrator shall rely, in making any such determination, upon the judgment of one or more medical practitioners selected by the Plan Administrator and upon such evidence as is presented by the Participant, and (b) no determination of Total Disability shall be made if the Participant fails to provide such evidence as is required by the Plan Administrator and/or fails to submit to examination by the medical practitioner(s) selected by the Plan Administrator.

          1.53 Trust Agreement shall mean the Safeguard Scientifics, Inc. Stock Savings Plan Trust Agreement as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements as may be executed for the purpose of providing for the management of the assets of the Plan.

          1.54 Trustee shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

          1.55 Trust Fund shall mean all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

          1.56 Valuation Date shall mean the last day of each calendar quarter ("Quarterly Valuation Date") and any other date which shall be so designated by the Plan Administrator. With respect to the valuation of any Stock held by the Trustee under the Plan, in the event that a Valuation Date occurs on a date on which the New York Stock Exchange is not open for business, the Stock shall be valued as of the last day on which such exchange was open immediately preceding such Valuation Date.

          1.57 Vesting Computation , effective January 1, 1995, shall mean the Plan Year.

          1.58 Year of Eligibility Service shall have the meaning set forth at subsection (a) under the definition of "Year of Service."

          1.59 Year of Service shall have the following meanings when used in the Plan:

               (a)     Eligibility.

                    (1) When applied to eligibility provisions, a "Year of Service" shall be referred to as a "Year of Eligibility Service" and shall mean each Period of Service with the Employer or any Affiliated Company (singly or in combination) of twelve months between
(i) the individual's Employment Commencement Date, or, if later, his Reemployment Commencement Date at which started his most recent Period of Service which is not Disregarded Prior Service, and (ii) the date of reference.

                    (2) Effective January 1, 1995, when applied to eligibility provisions, a "Year of Service" shall be referred to as a "Year of Eligibility Service" and shall mean:

                         (i)     any full Year of Eligibility Service
credited as of December 31, 1994, under the provisions of the Plan in effect on such date; plus

                         (ii)  any Eligibility Computation Period ending
after December 31, 1994, in which an Employee completes at least 1,000 Hours of Service. For purposes of this paragraph, Eligibility Computation Period shall include the twelve-month period measured from an Employee's Employment Commencement Date or anniversary thereof which includes January 1, 1995. In determining the Employee's Hours of Service in an Eligibility Computation Period which begins prior to and includes January 1, 1995, Hours of Service for the portion of such Computation Period prior to January 1, 1995, shall be determined by applying the applicable equivalency set forth in Section 1.28(f).

               (b)     Vesting.

                    (1) When applied to vesting or benefit accrual provisions, a "Year of Service" (or "Year of Vesting Service") shall be credited for each twelve-month Period of Service with the Employer or any Affiliated Company (singly or in combination) between (i) the individual's Employment Commencement Date, or, if later, his Reemployment Commencement Date at which started his most recent Period of Service which is not Disregarded Prior Service, and (ii) the date of reference.

                    (2) Effective January 1, 1995, when applied to vesting provisions, a "Year of Service" shall be referred to as a "Year of Vesting Service" and shall mean:

                         (i)     any full Year of Vesting Service
credited as of December 31, 1994, under the provisions of the Plan in effect on such date; plus

                         (ii)     any Vesting Computation Period ending
after December 31, 1994, in which an Employee completes at least 1,000 Hours of Service. For purposes of this paragraph, Vesting Computation Period shall include the twelve-month period measured from an Employee's Employment Commencement Date or anniversary thereof which includes January 1, 1995. In determining the Employee's Hours of Service in a Vesting Computation Period which begins prior to and includes January 1, 1995, Hours of Service for the portion of such Computation Period prior to January 1, 1995, shall be determined by applying the applicable equivalency set forth in Section 1.28(f).

               (c) For the purposes of subsections (a)(1) and (b)(1) hereof, an individual shall be credited with a month of service for any calendar month with respect to which he is entitled to credit for at least one (1) Hour of Service.

               (d) All Years of Service which become Disregarded Prior Service shall cease to be Years of Service for all purposes under the Plan.

          1.60 Year of Vesting Service shall have the meaning set forth at subsection (b) under the definition of "Year of Service."

      ARTICLE II

     PARTICIPATION

           2.1 Eligibility to Participate. Except as hereinafter provided, each Eligible Employee of an Employer shall become a Participant in the Plan on the Entry Date coincident with or next following the date on which he completes one (1) Year of Eligibility Service. Effective October 1, 1993, except as hereinafter provided, each Eligible Employee of an Employer shall become a Participant in the Plan for the sole purpose of making Deferral Amount Contributions on the first Entry Date following his date of hire. For all other purposes under the Plan (including the right to have Employer Matching Contributions allocated to his Matching Contribution Subaccount) an Eligible Employee shall be treated as a Participant only after the Entry Date coincident with or next following the date on which he completes one (1) Year of Eligibility Service. Notwithstanding the foregoing, no person shall be admitted as a Participant prior to the date he becomes an Eligible Employee, as provided in Section 2.3 below.

          2.2  Readmission after Period of Severance and Employment
Termination.

               (a)     A person described in paragraph (1) or (2) below
shall be eligible to resume active participation      under the Plan
upon the first date on which he accrues an Hour of Service as an Employee after such Period of Severance or termination of employment.

                    (1) A person who has been an Active Participant in the Plan and who either undergoes a Period of Severance or remains absent from service for the Employer for a period of time for any reason.

                    (2) Any person who satisfied the minimum service requirements for Active Participant status, who experienced a termination of employment prior to the payroll period containing the Entry Date on which he would have assumed Active Participant status and was not in the employ of the Employer on that Entry Date, and who subsequently again becomes an Employee without experiencing a Severance from Service Date.

               (b) With respect to a person who has previously been employed by the Employer or an Affiliate, who has never been an Active Participant, and who has terminated such employment or has undergone a Period of Severance, eligibility for participation in the Plan shall be determined as follows.

                    (1) For the purposes of determining eligibility to be an Active Participant, service prior to the occurrence of a Period of Severance shall be combined with service subsequent to such Period of Severance except where the service prior to the Period of Severance is Disregarded Prior Service.

                    (2) Any individual who experiences a Period of Severance, whose prior service is not protected under the provisions of paragraph (a) of this Section, and who thereafter retains or resumes a status as an Employee, shall be considered a new Employee upon performance of one (1) Hour of Service subsequent to such Period of Severance, and shall be required to satisfy the minimum service requirements of Section 2.1(b) without regard to service prior to his Reemployment Commencement Date.

          2.3  Changes in Status.

               (a)     Changes to Covered Employment.  In the event that
a person who has been in the employ of the      Employer in a category
of employment not eligible for participation in the Plan (or who has been employed by an Affiliated Company) becomes an Employee by reason of a change in status (without experiencing a sufficiently long Period of Severance to cause all prior service to become Disregarded Prior Service) to a category of employment eligible for participation, and subject to the provisions set forth in the remainder of this Section, he or she shall become eligible to participate as of the date on which occurs such change to Employee status. However, if on the date of such change, he has not satisfied all of the requirements of Section 2.1(b) hereof, he will not become an Active Participant until the date specified in Section 2.1(b), and will then become a Participant only if he is still then an Employee.

               (b) Changes to Noncovered Employment. If an Active Participant ceases to be an Employee because he is transferred to a non-eligible category of employment with the Employer or is transferred to employment with an Affiliate that is not an entity constituting Employer under the Plan, such employee will thereupon cease to accrue benefits under the Plan, and any Deferral Agreement, and any agreement concerning withholding from pay any after-tax supplemental Participant contributions, then in effect with respect to such Participant shall be deemed to be terminated. With the consent of the Plan Administrator, such an employee, on and after the date he ceases to be an Employee, may elect to receive a distribution of any or all of the balance of his After-Tax Voluntary Contribution Subaccount and the vested amount (if any) of his Matching Contribution Subaccount. A person who ceases to be an Employee by virtue of a transfer to a non-eligible category of employment with the Employer or a transfer to employment with an Affiliate shall not be eligible to elect to withdraw any funds from his Deferral Contribution Subaccount except to the extent that such person qualifies for such a withdrawal under Section 4.10.

      ARTICLE III

     EMPLOYER CONTRIBUTIONS

          3.1  Employer Contributions.

               (a) Deferral Amount Contributions. Subject to the limitations set forth in Article V, the Participant may elect to have his salary reduced, and to have the Employer make Deferral Contributions to the plan on his behalf, in an amount equal to any whole percentage which is not less than two percent (2%) nor greater than four percent (4%) (or, effective October 1, 1991, 15%), (or effective January 1, 1994, 14%) of his Compensation; provided, however, that the Plan Administrator may limit and may from time to time adjust the amount of Deferral Contributions which may be made by any Highly Compensated Employee in order to comply with the requirements of Article V.

               (b) Matching Contributions. The Employer may elect to contribute to the Trust an amount equal to fifty percent (50%) or, at certain locations of the Employer as set forth in Appendix B, seventy-five percent (75%), and, effective January 1, 1992, the Employer shall contribute seventy-five percent (75%), of the aggregate of all Deferral Amounts contributed for the Accrual Computation Period under subsection
(a) hereof which do not exceed four percent (4%) of a Participant's Compensation. Amounts contributed by the Employer pursuant to this subsection (b) shall be made without regard to profits. All amounts contributed by the Employer to the Trust pursuant to this subsection (b) shall be allocated to the Matching Contribution Subaccounts of Participants pursuant to Section 6.2.

          If Employer consists of more than one entity, this Section shall apply separately as to each such entity.

          3.2  Timing of Contributions.

               (a) Contributions made pursuant to Section 3.1(a) shall be made (effective January 1, 1989 through December 31, 1994, in cash) no later than the date established for the filing of the Employer's federal income tax return (including all extension of that date) for the fiscal year with respect to which such contribution is made, and may be made at any earlier date, provided, however that no Amount shall be held by the Employer without contributing the same to the Plan for a period longer than (i) sixty (60) days, or, (ii) if shorter, the earliest date on which such amounts can reasonably be segregated from the Employer's general assets. Amounts contributed pursuant to Section 3.1(a) with respect to any Plan Year shall be credited to the Deferral Contribution Subaccount of the Participant as promptly as practicable after receipt thereof but in no event later than the last day of the Plan Year.

               (b) Contributions made pursuant to Section 3.1(b) shall be made as soon as practicable after the end of the Accrual Computation Period for which they are made, but in no event later than the date established for the filing of the Employer's federal income tax return (including any extensions of that date) for the fiscal year of the Employer ending with or within the Plan Year with respect to which such contribution is made.

               (c) Effective January 1, 1995, contributions shall be made in cash, except that contributions by the Company may be made in cash, in common stock of the Company, or in any combination thereof, as determined by the Company.

          3.3 Contingent Nature of Contributions. To the extent that the deductibility thereof is subsequently denied, each contribution made by Employer pursuant to the provisions of Section 3.1 hereof is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the year with respect to which such contribution is made.

          3.4 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

               (a) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed for any contribution made by Employer, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance.

               (b) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one
(1) year after the payment of the contribution to which the mistake applies.

          In the event that any refund of amounts contributed pursuant to Section 3.1(b) hereof is paid to the Employer hereunder, such refund shall be made without interest and shall be deducted from among the Accounts of the Participants only to the extent that the amount of the refund can be identified to one or more specific Participants.

          Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of one hundred percent (100%) of the amount in such Account(s) nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants, to Beneficiaries or to Alternate Payees. In the case that such distributions become refundable, Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

          All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to section 401(a) of the Code.

          3.5 Investment of Employer Contributions. All Employer contributions pursuant to Section 3.1(b) hereof which are allocated to Matching Contribution Subaccounts of Participants shall be invested in Stock of Safeguard Scientifics, Inc. except, effective June 1, 1993, as otherwise provided in Section 7.4. In the case of any such Employer contributions pursuant to Section 3.1(b) which are paid to the Trustee in cash, and with respect to any cash held by the Trustee in the Safeguard Scientifics, Inc. Stock Sub-Fund (as a consequence of one or more cash dividends on Stock, or otherwise), the Trustee shall be empowered under the Trust Agreement to purchase additional Stock either on the open market, by private purchase, or from the issuer, provided, however, that no such private purchase or purchase from the issuer shall be made at a price greater than the then-current market price.

          3.6 In Service Withdrawals. No withdrawals shall be permitted from the Participant's Matching Contribution Subaccount.

      ARTICLE IV

     PARTICIPANT CONTRIBUTIONS

          4.1 Mandatory Contributions. No contributions shall be required of any Participant.

          4.2  Voluntary Contributions.

               (a) Supplementary Contributions. Prior to October 1, 1991, a Participant may elect to designate 1%, 2%, 3%, 4%, 5% or 6% of his Compensation as a supplementary contribution to be credited to his After-Tax Voluntary Contribution Subaccount. Contributions hereunder shall be aggregated with contributions made by the Participant to all other plans sponsored or maintained by the Employer for the purposes of applying the limitations hereunder. No contributions may be made to a Participant's After-Tax Voluntary Contribution Subaccount with respect to Compensation received on or after October 1, 1991.

               (b) Date and Manner of Payment. All contributions made by a Participant during any Plan Year pursuant to subsection (a) of this Section shall be made by payroll deduction authorized in writing by such Participant. The amount of all voluntary contributions which a Participant elects during any Plan Year to contribute by means of Compensation withholding pursuant to subsection (a) of this Section shall be paid by the Employer to the Trustee not later than the last day of such Plan Year and shall be credited to such Participant's After-Tax Voluntary Contribution Subaccount as of the first day of the first Plan Year next following the Plan Year in which such contribution is received by the Trustee.

          4.3  Rollover Contributions.

               (a) Eligible Rollover Distributions. A Participant may contribute or transfer, or cause any party to transfer, and the Plan Administrator shall cause the Trustee to receive any assets from a qualified employee benefit plan or IRA which constitute a "rollover amount" within the meaning of Code section 402(a)(5). Effective January 1, 1993, a Participant may contribute or transfer, or cause any party to transfer, and the Plan Administrator shall cause the Trustee to receive any assets from a qualified employee benefit plan which constitute an "eligible rollover distribution" within the meaning of Code Section 402(c)(4) or from an individual retirement arrangement which constitutes a "rollover contribution" within the meaning of Code section 408(d)(3)(A)(ii). Amounts rolled over will be allocated to the Participant's Rollover Subaccount.

               (b) Direct Rollover. Effective January 1, 1993, if a Participant entitled to receive an eligible rollover distribution (as described in subsection (a) above) from another plan (1) elects to have the amount paid directly to this Plan, and (2) specifies this Plan as the plan to which the amount is to be paid (in such form and at such time as the Plan Administrator may prescribe), the eligible rollover distribution shall be paid directly to this Plan in the form of a direct rollover.

          4.4 Restoration Contributions. Any former Participant who once again qualifies as an Active Participant and who has received a "cash-out" of his vested interest attributable to his prior participation in the Plan, may, after reinstatement to employment covered by the Plan, "buy back" (or restore) his Account balance by paying to the Trustee in cash the full amount of the "cash-out" he previously received. The Account balance so restored shall be the sum of (i) the restoration contribution made by the Participant, plus (ii) the amount, if any, held by the Plan in the Participant's Account attributable to that portion of the Participant's Account that was not distributed to him as part of the "cash out." In the case of a distribution upon separation from service, any such restoration contribution must be made prior to the earlier of (i) the date on which the Participant has five (5) consecutive one-year Breaks in Service or
(ii) the fifth anniversary of re-employment. In the case of any other distribution, any such restoration contribution must be made prior to five (5) years after the date of distribution. All such restoration contributions shall be credited to the respective subaccounts of the Participant from which originally distributed. Restoration contributions shall be credited to the Account of the Participant as of the Valuation Date coincident with or next following the date of which the restoration contribution is made, or at such earlier date as determined administratively feasible by the Plan Administrator. Any Participant who fails to make a restoration contribution within the time limitations herein established shall be deemed to have waived his right to make any such contribution.

          4.5 Eligibility for Arrangement. Any Employee who is an Active Participant or who anticipates becoming a Participant as of an Entry Date may enter into a written Deferral Agreement with the Employer pursuant to which such Participant's Compensation shall be reduced by his Deferral Amount.

          4.6  Effective Date of Deferral Agreements.

               (a) Initial Effective Date. Any Deferral Agreement (and any change in any existing Deferral Agreement) shall become effective as of the latest of:

                    (1)     the date on which the Employee first
satisfies all other requirements for admission as a Participant in the Plan;

                    (2) the first payroll period commencing after the first day of the calendar month next following the date on which the Deferral Agreement is executed by the parties, but not earlier than thirty (30) days after the date on which the Deferral Agreement is executed by the parties; or

                    (3)     the date specified in such Deferral
Agreement.

               (b) Cancellation and Reinstatement. A Deferral Agreement may be cancelled or suspended by a Participant or by the Employer as of the end of any pay period by delivery, not later than thirty (30) days prior to the last day of such pay period, by either party to the other, of written notice. In the event of such a cancellation or suspension by or at the request of the Participant, no Deferral Agreement may be reinstated or become effective with respect to such Participant for at least six (6) months. A Participant may thereafter reinstate a Deferral Agreement by completing any documents required by the Plan Administrator for such purpose and delivering such documents not less than thirty (30) days prior to the intended date of reinstatement. A Participant may not make up contributions for any prior periods, including, without limitation, any prior period during which a Deferral Agreement was not in force or was suspended.

          4.7  Deferral Amounts.

               (a)     As Stated in the Deferral Agreement.  The
tentative Deferral Amount set forth in any Deferral      Agreement shall
be as specified therein.  Tentative Deferral Amounts shall become
Deferral Amounts only after the Employer or the Plan Administrator has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and to satisfy all requirements of Code section 401(k) .

               (b) Minimum and Maximum Deferral Amounts. The Deferral Amount stated in the Participant's Deferral Agreement shall be not less than (2%) two percent of Compensation nor more than four percent (4%) (or effective January 1, 1994, not more than 14%) of Compensation, and all such Deferral Amounts shall be in full multiples of one percent (1%).

               (c) Changes of Deferral Amount. Not more than once in any calendar quarter, a Participant may increase his Deferral Amount (but not above the maximum Deferral Amount permissible under the Plan) or may decrease his Deferral Amount (but not below the minimum Deferral Amount permissible under the Plan) as of the first day of any pay period, on at least thirty (30) days notice in writing to the Plan Administrator. All increases and decreases of Deferral Amount shall be prospective in effect only. Effective January 1, 1995, the preceding sentence is hereby deleted. Any notice of increase or decrease in the Participant's Deferral Amount shall be considered an amendment of the Deferral Amount stipulated in the Deferral Agreement.

               (d) Deductibility Limitation. The aggregate of all Deferral Amounts with respect to any Plan Year shall not exceed amounts determined by the Employer to be deductible to the Employer under Code section 404(a) when contributed to the Plan for such Plan Year. If the Employer deems it necessary to reduce the Deferral Amount called for in any Deferral Agreement to satisfy the aforesaid limitation, the Deferral Amounts of all Participants shall be reduced proportionately until the aggregate of all Deferral Amounts are within the limitations of said section 404(a) (after taking into account all other contributions made by the Employer).

          4.8 Establishment of Separate . The Trustee shall establish on behalf of each Participant who enters into a Deferral Agreement a Deferral Contribution Subaccount to which amounts shall be allocated pursuant to the provisions of Section 6.1 hereof. Crediting of any Deferral Amount shall not be contingent upon continued participation in the Plan as of any date subsequent to the date on which such Deferral Amount was earned by the Participant to whom it is to be credited.

          4.9 Distributions from Participant's Deferral Contribution Subaccount. No portion of a Participant's Deferral Contribution
Subaccount shall be distributable or withdrawn earlier than upon one of the following events:

               (a)     the Participant's retirement, as provided in
Article VIII;

               (b)     the Participant's death, as provided in Article
IX;

               (c) the Participant's Total Disability, as defined in the Plan;

               (d) the Participant's separation from service for the Employer;

               (e)     the Participant's attainment of age 59-1/2;

               (f)     the Participant's hardship, as provided in
Section 4.10; or

               (g) upon Plan termination or Employer disposition of assets or subsidiary as described in Code section 401(k)(10).

          4.10 Hardship Withdrawals: Participant's Deferral Contribution Subaccount. Upon submission of a Participant's withdrawal application establishing a hardship (as that term is hereinafter defined), a withdrawal distribution may be made to the Participant of the Deferral Contributions credited to his Deferral Contribution Subaccount. Earnings credited to his Deferral Contribution Subaccount may not be withdrawn. In his application, the Participant shall specify the dollar amount to be withdrawn. The application shall be approved if the conditions of subsections (a) and (b) below are met.

               (a) The distribution must be made to alleviate one of the following immediate and heavy financial needs:

                    (1)     expenses for medical care described in Code
section 213(d) previously incurred by the Employee, the Employee's spouse or any dependent of the Employee (as defined in Code section 152) or necessary for such persons to obtain medical care described in Code section 213(d);

                    (2) costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments) ;

                    (3) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, his spouse, children or dependents;

                    (4) prevention of the eviction of the Employee from his principal residence of foreclosure on the mortgage of the Employee's principal residence; or

                    (5)     other events as specified by the
Commissioner of Internal Revenue in regulations, rulings, notices and other documents of general applicability.

               (b)     The following conditions must be satisfied:

                    (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Employee (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

                    (2) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer and any Affiliate.

               (c) Any Participant who receives a hardship distribution under this Plan shall have his right to make Deferral Contributions under this Plan and any elective deferral contributions or employee contributions under any other qualified or nonqualified deferred compensation plans maintained by the Employer and any Affiliate suspended for twelve (12) months after the date of receipt of the hardship distribution. In addition, the applicable limit under Code section 402(g) for the Participant's taxable year immediately following the taxable year of the hardship distribution shall be reduced by the amount of the Participant's Deferral Contributions and other elective deferral contributions (under other plans maintained by the Employer and any Affiliate) made during the taxable year of the hardship distribution.

          4.11 In-Service Withdrawals from After-Tax Voluntary Contribution Subaccounts. A Participant may, by filing a written request to the Plan Administrator, withdraw from the Trust, as of any Valuation Date which follows by not less than thirty (30) days the receipt of such request by the Plan Administrator, an amount not to exceed the balance then standing to his credit in his After-Tax Voluntary Contribution Subaccount, subject, however, to the provisions of any Quadro then in effect as to the Participant; provided, however, that (A) a Participant may make only one withdrawal from his After-Tax Voluntary Contribution Subaccount in any twelve (12) month period, and
(B) the minimum withdrawal shall be $100.

          4.12  Loans.

               (a) General Rule. Upon receipt of a completed loan application, the Plan Administrator shall direct the Trustee to make a loan to a Participant who is an active employee and receiving Compensation as of the loan date, provided such loan meets the requirements of this Section and the requirements of such procedures and guidelines as may be adopted by the Plan Administrator which are consistent with this Section. Loans shall first become available to Participants on or after January 1, 1992. Loans may be made as of any Quarterly Valuation Date, provided the loan application is received at least seven days before the Quarterly Valuation Date.

               (b) Terms of Loan. Each loan granted or renewed shall bear a rate of interest equal to the prime rate at Continental Bank, Philadelphia, Pennsylvania, plus two percent (2%). The interest rate and other conditions for the repayment of the loan shall be fixed at the time the loan is made. All loans shall be repayable by their terms within five years, except for a loan used to purchase a dwelling unit which shall be repayable within fifteen (15) years.

               (c) Limitations. The aggregate amount of all loans outstanding to any Participant at any date shall not exceed the lesser of:

                    (1) one-half of the amount of the Participant's vested Accrued Benefit as of such date; or

                    (2)     $50,000, reduced by the excess, if any, of -

                         (A)     the highest outstanding balance of the
Participant's loans from the Plan during the one-year period ending on the day before such loan is made, over

                         (B)     the outstanding balance of the
Participant's loans from the Plan on the date on which such loan is made.

               The maximum amount of any loan under this Section shall not exceed the amount credited to the Participant's Deferral
Contributions Subaccount, After-Tax Voluntary Subaccount and Rollover Subaccount. The minimum amount of any loan under this Section shall be $1,000.

               A Participant may take out no more than one loan in any Plan Year and may not have more than one loan outstanding at any time.

               (d) Repayment Terms. Except as may be provided in regulations issued by the Secretary of the Treasury, each loan shall require substantially level amortization of the loan, with payments not less frequently than quarterly over the term of the loan. A Participant shall be required to repay any loans through payroll deduction, except that he or she may elect to pre-pay the entire outstanding balance of the loan in a single lump sum.

               Each loan shall be evidenced by a promissory note and shall be secured by the vested balance of the Participant's Accounts; provided that, immediately after the origination of such loan, not more than fifty percent (50%) of the vested balance of the Participant's Accounts shall be used as security for the outstanding balance of all loans to such Participant. Each loan shall also be secured by such other collateral, if any, as may be required by the Plan Administrator. If the Participant ceases to be actively employed and receiving Compensation before the loan is repaid, as, for example, in the event of a leave of absence or disability leave, the Plan Administrator may permit the Employee to continue to make loan repayments or may, in his discretion, accelerate the loan. If the Participant separates from service, the loan shall be accelerated, and the unpaid amount of the loan, and accrued interest thereon, shall be deducted from the amount of any benefits which become payable to or on behalf of the Participant under the Plan.

               (e) General Requirements. All loans shall (i) be available to all Participants and beneficiaries who are Employees on a reasonably equivalent basis, (ii) not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries, (iii) be made in accordance with this Section, and (iv) be adequately secured in accordance with applicable law and regulations.

               (f)     Accounts Available for Loans.

                    (1) Order of Accounts. Any loan made to a Participant under this Section shall be considered an earmarked investment of such Participant's Accounts. Each loan shall be made from the Participant's Accounts in the order listed below; and shall be repaid in the reverse order:

                         (A)     first, from the Participant's pre-1987
Voluntary Contributions;

                         (B)     second, from the Participant's post-
1986 Voluntary Contributions and earnings thereon;

                         (C)     third, from the earnings on the
Participant's pre-1987 Voluntary Contributions;

                         (D)     fourth, from the Participant's Rollover
Subaccount; and

                         (E)     fifth, from the Participant's Deferral
Contribution Subaccount.

                    (2) Investment of Participant's Account. Until a loan to a Participant is repaid, the outstanding balance of the loan shall be treated as an investment by such Participant for his Account(s) only, and the interest paid by such Participant shall be credited to his Account(s) only. The Account(s) shall not share in any other earnings of the Plan with respect to the amount of the loan.

                    (3) Loan Date. Each loan shall be made as of the Quarterly Valuation Date next following approval of the Participant's loan application by the Plan Administrator. To the extent that any loan is made from a particular Account of a Participant which is invested partially in different Funds, such loan shall be made pro-rata from the investments of such Account in each Fund, valued as of the Valuation Date immediately preceding the loan date.

                    (4)     Investment of Loan Repayments.  Loan
repayments which are credited to a Member's Account(s) shall be re-invested in accordance with the most recent investment direction under Sections 3.5 and 7.4.

          4.13 Excused Absence from Service. Notwithstanding any other provisions of this Article IV, during any period in which a Participant is on leave of absence with the consent of the Employer or in military service in conformity with the Employer's policies, such Participant may continue making voluntary contributions under Sections 4.2(a), to the extent such contributions are otherwise permitted, and accumulating Deferral Amounts under Section 4.7, for any payroll period in which such Participant is credited with Compensation by the Employer. During any such period of excused absence, the Participant may maintain, reduce, suspend or resume, but may not increase, the percentage of Compensation by which such contributions and Deferral Amounts shall be determined.

      ARTICLE V

     LIMITATIONS ON CONTRIBUTIONS

          5.1  Maximum Amount of Deferral Contributions.

               (a) Limitation on Amount. Effective January 1, 1987, the aggregate amount of a Participant's Deferral Contributions during any calendar year under this Plan and all other plans, contracts, and arrangements of an Employer or an Affiliate shall not exceed $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

               (b) Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, the amount of any Deferral Contributions for a calendar year which a Participant claims to be excess deferrals pursuant to the procedure set forth in subsection (c) (hereinafter "Excess Deferral Amounts"), plus any income and minus any loss allocable thereto, shall be distributed no later than each April 15, to Participants to whose accounts Excess Deferral Amounts were allocated for the preceding calendar year and who claim Excess Deferral Amounts for such calendar year. Effective January 1, 1993, notwithstanding any other provision of the Plan, the amount of any Deferral Contributions for a calendar year which are made to this Plan on behalf of a Participant and which exceed the limit under Section 5.1(a) above or which a Participant claims to be excess deferrals pursuant to the procedure set forth in subsection (c) (hereinafter "Excess Deferral Amounts"), plus any income and minus any loss allocable thereto, shall be distributed no later than each April 15, to such Participants. Excess Deferral Amounts shall be treated as Annual Additions under the Plan, except as otherwise provided in Section 5.4(a).

               (c) Claim for Distribution of Excess Deferral. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than February 28; shall specify the amount of the Participant's Excess Deferral Amounts, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), or 408(k), or 403(b), will exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred.

               (d) Adjustment of Amount of Excess Deferral. Excess Deferral Amounts shall be adjusted for income or loss. Effective January 1, 1989, the income or loss allocable to Excess Deferral Amounts shall be determined by multiplying the income or loss allocable to the Participant's Deferral Contribution Account for the Plan Year by a fraction, the numerator of which is the Excess Deferral Amount on behalf of the Participant for the preceding Plan Year and the denominator of which is the closing balance of the Participant's Deferral Contribution Account on the last day of such Plan Year, reduced by any gains and increased by any losses allocable to the Deferral Contribution Account during such Plan Year.

               (e) Forfeiture of Matching Contributions. Effective January 1, 1993, any Matching Contributions related to Excess Deferral Amounts shall be forfeited.

               (f) Deferral Contributions. Effective January 1, 1987, Deferral Contributions shall mean, with respect to any taxable year of a Participant, the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (as described in Code section 401(k)), any simplified employee pension cash or deferred arrangement (as described in Code section 402(h)(1)(B)), any eligible deferred compensation plan (as described in Code section 457), or any plan described in Code section 501(c)(18), or any employer contributions made on behalf of the Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

          The income or loss allocable to Excess Deferral Amounts for the period between the end of the Plan Year and the date of distribution shall be determined in one of the following two methods as the Plan Administrator shall elect: (1) by multiplying the income or loss allocable to the participant's Deferral Contribution Account for such period by a fraction, the numerator of which is the Excess Deferral Amounts on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's Deferral Contribution Account during such period, or (2) by multiplying 10 percent of the income or loss allocable to Excess Reduction Amounts for the Plan Year by the number of calendar months that have elapsed since the end of the Plan Year (a distribution occurring on or before the fifteenth day of the month will be deemed to have been made on the last day of the preceding month and a distribution occurring after such fifteenth day will be deemed to have been made on the first day of the next month).

           5.2  Limitations on Deferral Contributions of Highly
Compensated Participants.

               (a)     Limitations.  Effective January 1, 1987, the
Average Actual Deferral Percentage for Eligible      Employees who are
Highly Compensated Employees for the Plan Year shall bear a relationship to the Average Actual Deferral Percentage for all other Eligible Employees for such Plan Year which meets one of the following tests:

                    (i) the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                    (ii) the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points or, effective January l, 1989, in conjunction with the Average Contribution Percentage test under Section 5.3, the aggregate limit prescribed under section 1.401(m)-2 of Treasury Regulations to prevent the multiple use of this alternative test.

               (b) Definitions. For purposes of this Section the following definitions shall apply:

                    (i) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of the Deferral Contributions on behalf of the Eligible Employee for the Plan Year to the Eligible
Employee's Statutory Compensation for the Plan Year.

                    (ii) "Average Actual Deferral Percentages" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees in a group.

                    (iii)      "Eligible Employee" shall mean any
Covered Employee who has met the eligibility requirements of Article II and is eligible to elect to have Deferral Contributions made to the Plan on his behalf for the Plan Year.

                    (iv) "Statutory Compensation" shall mean all compensation paid to or on behalf of an Eligible Employee during the applicable period as reported on Treasury form W-2 plus any Compensation deferred pursuant to the election of the Eligible Employee under this Plan. With respect to the 1987 and 1988 Plan Years, the applicable period shall mean the portion of the Plan Year during which the Eligible Employee was eligible to participate in the Plan. Effective January 1, 1989, the applicable period shall be the Plan Year.

                    A Participant's Statutory Compensation for any Plan Year beginning on or after January 1, 1989, but prior to January 1, 1994, shall in no event exceed $200,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury. A Participant's Statutory Compensation for any Plan Year beginning on or after January 1, 1994, shall in no event exceed $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to any period, not exceeding twelve months, beginning in such calendar year over which Statutory Compensation is determined (the "determination period"). If a determination period consists of fewer than twelve months, the applicable limit (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

                    In determining the Statutory Compensation of a Participant for purposes of these limitations, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Statutory Compensation as determined under this paragraph (iv) prior to the application of the limit.

               (c) Aggregation of Certain Plans. For purposes of this Section, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals or qualified nonelective contributions allocated to his account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Employer or an Affiliate shall be determined as if all such elective deferrals and qualified nonelective contributions were made under a single arrangement.

               (d) Rule for Family Members of Highly Compensated Employees. For purposes of determining the Actual Deferral Percentage of an Eligible Employee who is a Highly Compensated Employee, the Deferral Contributions and Compensation of such Eligible Employee shall include the Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees.

               (e) Compliance with Regulations. The determination and treatment of the Deferral Contributions and Actual Deferral
Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (f) Distribution of Excess Contributions. The following rules shall govern the distribution of any Excess
Contributions:

                    (i) Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year beginning after December 31, 1988, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

                    (ii)     For purposes of the Plan, "Excess
Contributions" shall mean the amount described in Code section
401(k)(8)(B).

                    (iii) Excess Contributions shall be adjusted for income or loss. The income or loss allocable to Excess
Contributions shall be determined in the same manner as set forth in
Section 5.1(d) with regard to Excess Deferrals.

               (g) Ordering Rules. The determination of Excess Contributions shall be made after first determining the Excess Deferral Amounts.

               (h) Forfeiture of Matching Contributions. Effective January 1, 1993, any Matching Contributions related to Excess
Contributions shall be forfeited.

          5.3 Limitations on Employer Matching Contributions and Voluntary Contributions of Highly Compensated Participants.
                (a) Limitations. Effective January 1, 1987, the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall bear a relationship to the Average Contribution Percentage for all other Eligible Employees for such Plan Year which meets one of the following tests:

                    (i) the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                    (ii) the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points or, effective January 1, 1989, in conjunction with the Average Actual Deferral Percentage test under Section 5.2, the aggregate limit prescribed under section 1.401(m)-2 of Treasury Regulations to prevent multiple use of this alternative test.

               (b) Definitions. For purposes of this Section 5.3 the following definitions shall apply:

                    (i) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Employer Matching Contributions and Voluntary Contributions on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's Statutory Compensation for the Plan Year.

                    (ii) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution
Percentages of the Eligible Employees in a group.

                    (iii) "Eligible Employee" shall mean any Covered Employee who has met the eligibility requirements of Article II, who is eligible to elect to have Deferral Contributions made to the Plan on his behalf, and who, if he made such election, would have Employer Matching Contributions allocated to his Employer Matching Contribution Account for the Plan Year.

                    (iv) "Statutory Compensation" shall have the same meaning as set forth in Section 5.2(b)(iv).

               (c) Aggregation of Certain Plans. (i) For purposes of this Section 5.3, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee contributions, or to have matching contributions, qualified non-elective contributions or elective deferrals allocated to his account under two or more plans described in Code section 401(a) or arrangements described in Code section 401(k) that are maintained by the Employer or an Affiliate shall be determined as if all such contributions and elective deferrals were made under a single plan.

                    (ii) In the event that this Plan satisfies the requirements of Code section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with this Plan, then this Section
5.3 shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan.

               (d) Rule for Family Members of Highly Compensated Employees. For purposes of determining the Contribution Percentage of an Eligible Employee who is a Highly Compensated Employee, the Employer Matching Contributions and Compensation of such Eligible Employee shall include the Employer Matching Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees.

               (e) Compliance with Regulations. The determination and treatment of the Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (f) Distribution of Excess Aggregate Contributions. The following rules shall govern the distribution of any Excess
Aggregate Contributions:

                    (i) Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year beginning after December 31, 1988, to Participants to whose Employer Matching Contribution Accounts or Voluntary Contribution Accounts such Excess Aggregate Contributions were made for the preceding Plan Year.

                    (ii) For purposes of the Plan, "Excess Aggregate Contributions" shall mean the amount described in Code section
401(m)(6)(B).

                    (iii) Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined in the same manner as set forth in Section 5.1(d) with regard to Excess Deferrals.

          5.4  Code Section 415 Limitations.

               (a) Maximum Annual Addition. Notwithstanding any other provision in the Plan, effective January 1, 1987, the Annual Addition to a Participant's Accounts for any Limitation Year shall in no event exceed the lesser of:

                    (i) $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Code section
415(c)(l)(A) and the rulings, announcements and regulations issued thereunder); or

                    (ii)     twenty-five percent (25%) of such
Participant's Limitation Compensation for the Limitation Year.

     However, the compensation limitation referred to in (ii) above shall not apply to:

                    (1)     any contribution for medical benefits
(within the meaning of Code section 419A(f)(2)) after separation from service which to otherwise treated as an Annual Addition; or

                    (2) any amount otherwise treated as an Annual addition under Code section 415(l)(1).

     The "Annual Addition" shall be for such Year, the sum of:

               (1) Employer contributions (other than excess deferrals distributed in accordance with Treasury Regulations
(section)1.402(g)-1(e)(2) or (3));

               (2) Employee contributions (determined without regard to any rollover contributions to a simplified employee pension which are excludable from gross income under Code section 408(d)(3));

               (3)     forfeitures; and

               (4)     amounts described in Code section 415(l)(1) and
section 419A(d)(2).

For the purposes of this Section, contributions to, and forfeitures reallocable under any other qualified defined contribution plan sponsored by the Employer or by an Affiliate shall be considered as contributions to, or forfeitures under the Plan, as the case may be.

               (b) Secondary Limitation. In no event shall the amount allocated to the Account of any Participant for any Limitation Year cause the sum of the Defined Contribution Fraction and the Defined Benefit Fraction, described in paragraphs (1) and (2) below, to exceed 1.0, or such other limitation as may be applicable under Code section 415 with respect to any combination of qualified plans without disqualification of any such plan.

                    (1)     "Defined Benefit Fraction" shall be a
fraction,

               (A) the numerator of which is the sum of the projected annual benefits of the Participant under all tax-qualified defined benefit pension plans sponsored by the Employer and all Affiliated Companies (as of the close of the Limitation Year), and

               (B)     the denominator of which is the lesser of (1)
1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such Participant Limitation Year, or (2) the product of
(i) 1.4, multiplied by (ii) the amount which may be taken into account under Code section 415(b)(1)(B) with respect to such individual for such Limitation Year.

          TEFRA Transition Rule. In the case of a Participant who participated prior to January 1, 1983, in any defined benefit plan of the Employer or an Affiliate which was in existence on July 1, 1982, the transition rule set forth in section 235(g)(4) of TEFRA may be applied in determining the Defined Benefit Plan Fraction.

               (2) "Defined Contribution Fraction" shall be a fraction,

               (A) the numerator of which is the sum of the Annual Additions to the Participant's Account as of the close of the Limitation Period of reference, treating as an Annual Addition under the Plan all amounts which satisfy the definition of Annual Addition hereunder but which were accumulated under any other qualified defined contribution plan sponsored by the Employer or any Affiliated Company; and

               (B) the denominator of which is the sum of the denominator increments (as of the close of the Limitation Year) for all of the Participant's years of service with the Employer or any Affiliated Company, where the denominator increment for each such year of service is the lesser of (1) the product determined by multiplying
1.25 by the dollar limitation in effect under Code section 415(c)(l)(A) for such year of service (determined without regard to Code section 415(c)(6)), or (2) the product determined by multiplying 1.4 by the amount which may be taken into account under Code section 415(c)(1)(B) (or Code sections 415(c)(7) or 415(c)(8), if applicable) with respect to such individual for such year.

               (C) Aggregation Rules. For purposes of applying the limitations of this Section applicable to a Participant for a particular Limitation Year:

                    (1) all tax-qualified defined benefit plans ever maintained by the Employer will be treated as one defined benefit plan; and all tax-qualified defined contribution plans ever maintained by the Employer will be treated as one defined contribution plan; and

                    (2) any tax-qualified defined benefit plan or defined contribution plan maintained by the Employer.

          5.5 Order of Reductions. In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum permissible hereunder, there shall first be returned to the Participant such portion of the supplemental contributions he made pursuant to Section 4.2(a) during such Limitation Year (if any such contributions were made) as is necessary to reduce the Annual Addition to his Account to the maximum allowable hereunder. If further reduction in the amount allocable to the Participant's Account is required, the Participant's share of Employer contributions and reallocable forfeitures shall be reduced to the extent necessary to result in conformity to the limitations expressed herein. Amounts released under this Plan pursuant to the preceding sentence shall be placed in a suspense account, the earnings and accretions of which shall be applied against the administrative costs of the Plan and otherwise treated as investment yield of the Trust Fund.

      ARTICLE VI

     ALLOCATION OF CONTRIBUTIONS

          6.1 Allocation of Deferral Amounts. There shall be directly and promptly allocated to the Deferral Contribution Subaccount of each Participant the Deferral Amounts contributed by the Employer to the Plan by reason of any Deferral Agreement in force between the Employer and that Participant.

          6.2 Allocations to Matching Contribution Subaccounts. The Employer contribution (if any) for an Accrual Computation Period shall be allocated among the Matching Contribution Subaccounts of persons who are Active Participants for such Accrual Computation Period for the purposes of this Section (as determined pursuant to Section 6.7), crediting each such Matching Contribution Subaccount with an amount determined by multiplying the amount available for allocation hereunder by a fraction, the numerator of which is the amount allocated to the Participant's Deferral Contribution Subaccount pursuant to Section 6.1 hereof for such Accrual Computation Period, but not more than four percent (4%) of his Compensation for such Accrual Computation Period, and the denominator of which is the aggregate amount allocated to all such Participants' Deferral Contribution Subaccounts pursuant to Section
6.1 hereof for such Accrual Computation Period to the extent such amounts do not exceed four percent (4%) of the Compensation of the Participant to whose Deferral Contribution Subaccount they are allocated for such Accrual Computation Period.

          6.3 Multiple Employers. If Employer consists of more than one entity, the provisions of Section 6.2 shall apply separately to each such entity, and, except as hereinafter provided, a contribution made by any such entity shall be allocated as though the only Active Participants in the Plan for the Accrual Computation Period with respect to which such contribution was made were those Active Participants employed by such entity, taking into account only the Compensation paid to such Active Participants by such entity.

          6.4 Allocations to After-Tax Voluntary Contribution Subaccounts. All amounts received as supplemental Participant contributions pursuant to Sections 4.2(a) hereof shall be allocated directly to the After-Tax Voluntary Contribution Subaccount of the Participant on whose behalf such amount was received. In addition, amounts attributable to all contributions made by the Participant that were designated as "Basic Contributions" under the Plan as it existed prior to January 1, 1984, all contributions made by the Participant that were designated as "Supplemental Contributions" under the Plan as it existed prior to January 1, 1984, and all earnings and accretions attributable to such contributions shall be maintained in the After-Tax Voluntary Contribution Subaccount.

          6.5 Allocations to Restoration Contribution Subaccounts. Any amount received from a Participant as a restoration contribution shall be allocated to the subaccounts of such Participant from which such amount was originally distributed, provided, however, that the aggregation of the amounts so allocated may, for bookkeeping purposes, be tracked as a "restoration contribution subaccount."

          6.6 Allocations to Rollover Contribution Subaccounts. Any amounts received as Rollover Contributions under Section 4.3 shall be allocated directly to the Rollover Contribution Subaccount of the Participant on whose behalf such amount was received.

          6.7 Determination of Active Participant Status for an Accrual Computation Period.

               (a)     Entitlement to Share in Allocation.  A
Participant shall be an Active Participant for the      purposes of
Section 6.2 hereof, and shall be entitled to share in the allocation of the Employer contribution for a specific Accrual Computation Period, only if he did at least one of the following during the Accrual
Computation Period:

                    (1) remained in the employ of the Employer or of an Affiliate through the end of the Accrual Computation Period;

                    (2)     retired (at or after Normal Retirement
Date), experienced Total Disability, or died during the Accrual
Computation Period; or

                    (3) was on Excused Absence at the end of the Accrual Computation Period, having received Compensation during the Accrual Computation Period.

               Except as otherwise provided above in this subsection (a) and in subsection (b) of this Section, Participants not in the employ of the Employer on the last day of the Accrual Computation Period (for reasons such as resignation, discharge with or without cause, or expiration of a period of Excused Absence followed by a failure to return timely to the employ of the Employer) shall not share in the allocation of the Employer contribution for such Accrual Computation Period.

               (b) Effect of Status Change. Any Participant who remained in the employ of the Employer through the end of the Accrual Computation Period, but who changed from an eligible to an ineligible classification (or vice-versa) during the Computation Period, shall be considered an Active Participant only with respect to his Compensation paid for Hours of Service completed in an eligible status during such Computation Period.

          6.8 Non-vested Amounts. Amounts not vested in a Participant who has experienced a Period of Severance of at least one (1) year and who has not again achieved Active Participant status shall be applied as promptly as practicable to reduce Employer contributions required pursuant to Section 3.1(b) hereof, subject, however, to such rules for amortization of experience gains as may apply where the Plan has experienced unamortized funding deficiencies arising from waivers of minimum funding requirements. If a Participant whose Account has been reduced by such application of non- vested amounts returns to Active Participant status prior to his having experienced a Period of Severance of five (5) years, his Account shall be restored to the extent of the reduction described herein by an additional contribution by the Employer when and if he makes a restoration contribution as provided in Section
4.4. A Participant who had no vested interest at the time of his Severance from Service Date and thereafter was deemed to have forfeited his entire Matching Contribution Subaccount balance shall be deemed to have made a restoration contribution pursuant to Section 4.4 on the date of his return to service covered under the Plan if such return occurs prior to the fifth anniversary of his Severance from Service Date.

          6.9  Special Rules for Top-Heavy Plans.

               (a)     General Rule as to Participation in Allocations.
The allocation made under Section 6.2      hereof to the Matching
Contribution Subaccount of each Active Participant who is a Non-key Employee for any Plan Year including a Plan Year in which the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan shall be not less than the lesser of:

                    (1)     three percent (3%) of his Limitation
Compensation, limited to the extent required under Code section 416(d), of each such Participant for such Plan Year; or

                    (2) the percentage of Compensation so allocated under said Section 6.2 to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

               (b) Special Rules. Subsection (a) hereof shall apply as modified in this subsection (b) in the circumstances hereinafter set forth:

                    (1) As to each Active Participant who is also a Participant under a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company, if the accrued benefit under such defined benefit plan for such Active Participant satisfies the benefit accrual minimum under Code section 416(c)(1), subsection (a) shall not apply.

                    (2) If the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, and if one or more Participants in the Plan are also Participants in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company, "seven and one-half percent (7-l/2%)" shall be substituted for "three percent (3%)" in paragraph (1) of subsection (a) hereof and paragraph (2) of subsection (a) hereof shall not apply.

                    (3) If the Plan is a Super Top-Heavy Plan, and if one or more Participants in the Plan are also Participants in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company, "five percent (5%)" shall be substituted for "three percent (3%)" in paragraph (1) of subsection (a) hereof and paragraph (2) of subsection (a) hereof shall not apply.

For the purposes of determining whether or not the provisions of this Section have been satisfied, (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other federal or state law shall be disregarded; (ii) employer contributions made to the Plan under any salary reduction or similar arrangement for Plan Years beginning prior to January 1, 1985, shall be disregarded; and (iii) all defined contribution plans in the Aggregation Group shall be treated as a single plan. For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section.

      ARTICLE VII

     INVESTMENTS

          7.1 Investment of Assets. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and Trust Agreement. The Trustee shall invest all assets held in all Matching Contribution Subaccounts in Employer Stock as provided in Section 3.5 hereof. Effective June 1, 1993, the Trustee shall invest all Employer contributions allocated to Matching Contribution Subaccounts in Employer Stock as provided in Section 3.5 hereof. Notwithstanding the foregoing, effective June 1, 1993, a Participant who is fully vested in his Matching Contribution Subaccount may direct the Trustee to liquidate all or a portion of the value of the assets held on his behalf in the Safeguard Scientifics, Inc. Stock Sub-Fund and reinvest such amounts as provided in Section 7.4(f), other than amounts attributable to Employer Matching Contributions made with respect to the current or previous Plan Year. Amounts credited to the Deferral Contribution Subaccounts, After- Tax Voluntary Contribution Subaccounts and Rollover Subaccounts of Participants shall be invested in the respective Fund or Funds elected by Participants in the manner provided in Section 7.4.

          7.2  Crediting of Contributions.

               (a)     Employer Contributions other than Deferral
Amounts.  Any contribution made in respect of any Plan      Year (or
fiscal year ending during a Plan Year) by the Employer for allocation pursuant to Section 6.2 hereof shall be deemed to have been made immediately after the valuation occurring at the end of the Plan Year with respect to which such contribution was made or during which such fiscal year ended.

               (b) Contributions to Deferral Contribution Subaccounts, After-Tax Voluntary Contribution Subaccounts and Rollover Contribution Subaccounts. Contributions made during any Plan Year to a Deferral Contribution Subaccount, an After-Tax Voluntary Contribution Subaccount or a Rollover Contribution Subaccount shall be credited as promptly as possible after receipt thereof, and, in the case of Deferral Contribution Subaccount deposits, shall in no event be deemed to have been made later than the last day of the Plan Year with respect to which made. Notwithstanding the foregoing, if the Participant becomes entitled to receive the entire vested amount standing to his credit during any Plan Year and such amount is distributed to him (or to his Beneficiary), the distribution shall include all amounts contributed for his Account during the Plan Year in which the distribution occurs, as though the same were credited to his Account as of the date of distribution.

          7.3  Crediting of Investment Results.

               (a)     General.  As of any Valuation Date, the earnings
and accretions of the Fund attributable to      investment of Fund
assets, reduced by losses experienced (whether or not realized) and expenses incurred since the preceding Valuation Date shall be allocated among the Accounts of the Participants and Beneficiaries in proportion to the balances in such Accounts as of the prior Valuation Date, after reducing such prior Valuation Date balance by any amounts withdrawn, distributed, or transferred from that Account since such prior Valuation Date and increasing such prior Valuation Date balance by the amount of any contributions made since such prior Valuation Date multiplied by a weighing factor based on the length of time from the date of the contribution to the current Valuation Date. Each subaccount maintained for a Participant's Account shall be considered a separate account for the purpose of crediting investment results pursuant to this Section. Each Fund of investments offered by the Plan shall be accounted for as a separate Fund for the purposes of computing and crediting investment results.

               (b) Segregated Accounts. To the extent that the Trustee maintains segregated accounts on behalf of any Participant or Beneficiary, there shall be credited to the Account of such Participant or Beneficiary all earnings and accretions, if any, generated by that segregated account since the immediately preceding Valuation Date, and there shall be deducted from such account all identifiable separate expenses incurred in the operation and maintenance of such account.

               (c) Amounts to be Distributed. Where a distribution is to be made as of a particular Valuation Date, there shall be no adjustment in the amount to be distributed by reason of the passage of time or investment experience of the Fund between the Valuation Date as of which the amount of such distribution is determined and the date of payment; provided, however, that this subsection (c) shall not apply to the Safeguard Scientifics, Inc. Stock Sub-Fund, the Novell Stock Sub-Fund, or any other Stock Sub-Fund established pursuant to Section 7.4(e), all of which shall be valued as of the actual date of distribution.

          7.4  Investment Direction By Participants.

               (a)     Rights of Participants.  Every Participant shall
have the right to designate the investment category      or categories
in which the Trustee is to invest all or a portion of the aggregate balance credited to such Participant's

                    (1)     Deferral Contribution Subaccount,

                    (2) After-Tax Voluntary Contribution Subaccount, and

                    (3)     Rollover Contribution Subaccount.

     A Participant may exercise investment discretion solely with respect to the aggregate of the assets credited to the aforesaid subaccounts. Amounts contributed by the Employer pursuant to Section
3.1 shall not be subject to investment direction by the Participant.

               Effective June 1, 1993, a Participant may not exercise investment discretion with respect to amounts credited to his Matching Contribution Subaccount except that, subject to Section 7.4(f), any Participant who is fully vested in his Matching Contribution Subaccount may direct the Trustee to liquidate and reinvest in a designated investment category or categories amounts credited to his Matching Contribution Subaccount other than amounts attributable to Employer Matching Contributions made with respect to the current or previous Plan Year.

               (b) Separate Investment Elections. The Plan Administrator may, but need not, direct the Trustee to segregate the assets allocated to the Deferral Contribution Subaccount, Rollover Contribution Subaccount, and After-Tax Voluntary Contribution Subaccount of each Participant. During any period in which the Trustee is segregating such subaccounts, each Participant who has a balance to his credit in each such subaccounts may exercise a separate investment Fund election with respect to each such subaccount. In the absence of such segregation of subaccounts by the Trustee, any investment election by a Participant shall apply to the aggregate of the balances of such subaccounts.

               (c) Initial Investment Election. Not later than thirty days after the Entry Date on which an Employee commences participation in the Plan, such Participant shall complete, sign and deliver to the Plan Administrator on a form provided by the Plan Administrator for this purpose, an investment election form which shall provide for the investment of such Participant's Deferral Contributions, After-Tax Voluntary Contributions, and Rollover Contributions in one or more of the investment funds then available to Participants under the Plan. A Participant may exercise his investment election in 5% increments of the contributions made on his behalf.

               (d) Changes in Investment Directions. A Participant, by filing a written election form, may change his investment election effective as of any Quarterly Valuation Date with respect to contributions paid by the Employer to the Trustee. Any such change in investment election by a Participant shall be made in writing on forms provided by the Plan Administrator and must be received by the Plan Administrator not less than seven (7) days prior to the Quarterly Valuation Date as of which it is to be effective. Designations and changes in designations shall apply only to amounts paid to the Trustee and allocated to the Participant's Account after such effective date.

               (e) Available Investment Funds. There shall be offered the following investment funds as investment options:

                    (1) Safeguard Scientifics, Inc. Stock Sub-Fund. This fund is an unsegregated fund together with earnings thereon invested in Stock of Safeguard Scientifics, Inc. (not including Affiliate stock). Such Stock shall be purchased either on the open market, by private purchase, or from the issuer, or effective January 1, 1995, shall be acquired by the receipt of treasury shares or the issuance of new shares by the Company, provided, however, that no such acquisition, private purchase or purchase from the issuer shall be made at a price greater than the then-current market price.

                    (2) Money Market Sub-Fund This fund is designed to seek high current income that is consistent with preservation of capital and liquidity. The fund is invested in money market instruments such as certificates of deposit and bankers acceptances, commercial paper, and U.S. Government Agency securities.

                    (3) Bond Sub-Fund The fund seeks high current income consistent with prudent investment risk and preservation of capital. The fund invests primarily in securities guaranteed by the U.S. Government. Typical holdings include obligations of various maturities issued by the U.S. Treasury and obligations issued or guaranteed by certain agencies and instrumentalities of the U.S. Government such as GNMA certificates and FHA debentures.

                    (4) Balanced Sub-Fund The fund primarily seeks to emphasize current income while secondarily striving for capital growth. The fund has the flexibility to invest in stocks, bonds and other fixed income securities. The mix of security types will fluctuate between fixed-income and equity securities on the basis of existing and anticipated economic conditions.

                    (5) Equity Growth Sub-Fund The fund seeks long term growth of capital and income. When selecting securities for investment, the possibilities of appreciation and potential dividends are given more weight than future yield. The fund invests principally in large company common stocks but can hold other investments when deemed advisable.

               In addition to the above investment funds, the Novell Stock Sub-Fund shall continue to be maintained for Novell stock issued pursuant to a rights offering to Participants investing in the Safeguard Scientifics, Inc. Stock Sub-Fund. The Novell Stock Sub-Fund is not available for new investments or reinvestments. The Plan Administrator may establish similar Stock Sub-Funds in the future to hold stock of other entities acquired through rights offerings.

               The Plan Administrator, in its sole discretion, may offer to all Participants additional investment Funds and may at any time or times cease to offer such investment Funds as the Plan Administrator deems appropriate.

               (f) Liquidation and Reinvestment. Effective as of each Quarterly Valuation Date, a Participant may instruct the Trustee, in writing on forms provided by the Plan Administrator, to liquidate all or a portion of the value of the assets held on his behalf in any investment Fund or Funds and to reinvest such proceeds in one or more other Funds; provided that such liquidation and reapportionment is done in 5% increments of the Participant's aggregate balance of his Deferral Contribution Subaccount, After-Tax Voluntary Contribution Subaccount and Rollover Contribution Subaccount, and effective June 1, 1993, that portion of his Matching Contribution Subaccount which is subject to his investment direction as set forth in Section 7.4(a). Such instruction for liquidation and reinvestment of funds already invested on behalf of any Participant must be received by the Plan Administrator not less than seven (7) days prior to the Quarterly Valuation Date of the Plan as of which it is to become effective, and shall grant the Trustee a reasonable period after such Quarterly Valuation Date to complete the process of liquidation and reinvestment. The expenses of liquidation and reinvestment of any assets on behalf of any Participant shall be chargeable to the Account of that Participant and shall not be general expenses of the Trust Fund.

               Effective January 1, 1992, any stock offered through a rights offering as set forth in Section 7.4(e) above and any exercises of warrants are not subject to (i) the 5% increment requirement or (ii) the requirement that liquidation and reinvestment occur only as of a Quarterly Valuation Date, as set forth in this Section 7.4(f).

               (g) Rights of the Trustee. Notwithstanding any instruction from any Participant, the Trustee shall have the right to hold invested in short-term fixed income investments any funds intended for investment or reinvestment, or any funds the distribution of which is contemplated in the reasonably foreseeable future.

      ARTICLE VIII

     RETIREMENT AND DISABILITY BENEFITS

          8.1 Normal Retirement Benefit. The Normal Retirement Benefit payable with respect to any Participant retiring at his Normal
Retirement Date shall be equal to one hundred percent (100%) of his Account as of the Valuation Date coincident with or next following the Participant's Normal Retirement Date.

          8.2  Deferred Retirement Benefit.  The Deferred Retirement
Benefit
 shall be payable with respect to any Participant who retires after his Normal Retirement Date, and shall be equal to one hundred percent (100%) of his Account as of the Valuation Date coincident with or next following the Participant's actual retirement, or, if earlier, the Valuation Date preceding the Participant's Required Beginning Date. There shall be added to the Participant's deferred retirement benefit all amounts allocated to his Account after the Valuation Date as of which the amount thereof is initially determined.

          8.3 Disability Benefit. The Disability Benefit shall be payable with respect to any Participant who has suffered Total Disability and who is separated from service of the Employer by reason of such Total Disability. The Disability Benefit shall be equal to one hundred percent (100%) of the Participant's Account as of the Valuation Date coincident with or next following the Participant's disability separation date, subject, however, to increase to date of distribution in the case of any Participant with respect to whom the distribution of the disability benefit described herein is deferred for a period in excess of one year after the date of his disability termination of employment.

          8.4  Effect of Quadro.  All benefits provided under this
Article VIII are subject to the provisions of any Quadro in effect with respect to the Participant at the Participant's Benefit Commencement Date, and are subject to diminution thereby.

      ARTICLE IX

     DEATH BENEFITS AND SURVIVING SPOUSE'S BENEFITS

          9.1 Pre-Distribution Death Benefit. If the death of the Participant occurs prior to his Benefit Commencement Date, there shall be paid a benefit having a value equal to his vested Account balance, determined as of the Valuation Date of the Plan coincident with or, if there be no such Valuation Date, the Valuation Date next following, the date of his death. The benefit shall be payable as follows:

               (a) Surviving Spouse's Benefit. If the Participant is survived by his Spouse, the benefit hereunder shall be paid to such surviving Spouse except (1) to the extent that the Spouse has consented, in a written instrument complying with all of the provisions of Section
9.3 hereof, to the payment of such benefit to another Beneficiary (or Beneficiaries) designated by the Participant, and (2) to the extent that there is a Quadro applicable to such benefit.

               (b)     Benefit Payable to Others.  If the Participant
(1) is not survived by a Spouse, (2) is survived by a Spouse who has consented, in accordance with the provisions of Section 9.3 hereof, to the designation of a Beneficiary or Beneficiaries other than such Spouse (but only to the extent of the portion of the Participant's Account subject to such consent), or (3) is subject to a Quadro at the time of his death (but only to the extent of the Quadro), the benefit hereunder shall be paid to the Participant's Beneficiary determined in accordance with the provisions of Section 9.4 hereof, subject, however, to the provisions of any Quadro then in force.

               (c) Death of Surviving Spouse Prior to Benefit Commencement. If the Spouse of a Participant dies subsequent to the death of the Participant but prior to the Benefit Commencement Date, there shall be paid to the estate of such deceased Spouse only the amount, if any, that such Spouse would have received under the Plan to the date of his or her death had there been placed in force at the earliest date on which the Participant could have retired under the Plan and commenced the receipt of benefits (the "earliest potential benefit date"), or, if later, the date of the Participant's death, a single life annuity for the benefit of such Spouse, applying to the purchase thereof one hundred percent (100%) of the balance standing to the credit of the Participant under the Plan at such earliest potential benefit date or date of death, after such balance was reduced to reflect the applicable provisions of any Quadro in force as to the Participant at the time of his death. Any balance remaining in the Account of the Participant after the payment (if any be due) to the estate of the deceased Spouse of the benefit described above in this subsection (c), after the payment of premiums for any annuity purchased before the death of such Spouse, and after giving effect to any applicable Quadro, shall be payable to the Beneficiary determined in accordance with the provisions of Section
9.4 hereof.

          9.2 Death After Benefit Commencement Date. In the event of the death of a Participant whose benefits are in a "pay status" (i.e., after his Benefit Commencement Date), the death benefit shall be determined by the provisions of any installment payout provisions in force at the time of his death. If there be no such provisions in force, the death benefit shall be one hundred percent (100%) of the undistributed balance of his Account, which undistributed balance shall be treated in the same manner as a Pre-Distribution Death Benefit under
Section 9.1 hereof.

          9.3  Spousal Consent to Designation of Alternative
Beneficiary. A spouse may consent to the designation by the Participant of one or more Beneficiaries other than such spouse to receive benefits in the event of the death of the Participant. Any such consent shall be in writing, and shall:

               (a)     acknowledge the effect of such consent;

               (b) be witnessed by a representative of the Plan or by a notary public;

               (c) be subject to any Quadro applicable to the Participant at the time of his death or at the Benefit Commencement Date;

               (d) be subject to limitations expressed therein by the Spouse as to the portion of the Participant's Account (expressed as a percentage or in dollar terms) to which it applies;

               (e) acknowledge the specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries to which it applies;

               (f)     be irrevocable; and

               (g) become null and void upon the termination of the marriage between the Participant and such spouse.

          9.4 Beneficiary Designation. Participants may designate a Beneficiary under the Plan by filing with the Plan Administrator a written designation of such beneficiary (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Plan Administrator from time to time may prescribe) to receive any benefit becoming payable pursuant to this Article IX. Subject to the requirements regarding spousal consent in Section 9.3, a Participant may from time to time revoke or change any such designation of beneficiary.

          9.5 Effect of Quadro. Notwithstanding any other provision of this Article IX, the Plan Administrator and the Trustee shall give full effect to any Quadro applicable at the time of the death of the Participant, even to the extent that giving effect to such Quadro defeats or diminishes the interest of any Spouse or other Beneficiary hereunder.

      ARTICLE X

     NONFORFEITURE PROVISIONS (VESTING)

          10.1 Full and Immediate Vested Interests. Each Participant shall at all times be fully vested in such of the following subaccounts as may exist for him: (a) Deferral Contribution Subaccount; (b) After-Tax Voluntary Contribution Subaccount; and (c) Rollover Contribution Subaccount. A Participant shall also be fully vested in any restoration contributions made pursuant to Section 4.4.

          10.2  Employer Matching Contribution Subaccounts.

               (a) Vesting. A Participant shall be 100% vested in his Matching Contribution Subaccount upon the earliest to occur of the following:

                    (1) completion of twelve months (or, in the case of any Employee who first became an Active Participant on or after January 1, 1985, twenty-four months) of participation (whether or not successive months) in the Plan, where in each of such months Deferral Amounts were contributed for the Participant's Account;

                    (2)     completion of three Years of Vesting
Service;

                    (3) the Participant's Normal Retirement Age while actively employed by the Employer or any Affiliated Company;

                    (4) Total Disability while actively employed by the Employer or any Affiliated Company; or

                    (5)     death while actively employed by the
Employer or any Affiliated Company.

               (b) Minimum Vesting. In no event shall the vested interest of a Participant in his Matching Contribution Subaccount be less than so much of such subaccount as is represented by the Employer matching portion of his Restoration Contribution Subaccount, if any.

          10.3 Disregarded Service for Vesting Purposes. Service after a period of Disregarded Prior Service shall not increase the Participant's vested interest in so much of his Account as was accrued with respect to the period of Disregarded Prior Service. Otherwise, service subsequent to one or more Severance from Service Dates shall be aggregated with service prior to such Severance from Service Dates in determining the Participant's vested interest in accruals to his Account attributable to service both before and after such Severance from Service Dates.

          10.4  Amendments to the Vesting Schedule.

               (a) If the vesting schedule under the Plan is amended, each Participant who has completed at least three (3) Years of Service with the Employer may elect, during the election period specified in this Section, to have the vested percentage of his Account derived from Employer contributions determined without regard to such amendment.

               (b) For the purposes of this Section, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

                    (1) the date occurring sixty (60) days after the Plan amendment is adopted; or

                    (2) the date which is sixty (60) days after the day on which the Plan amendment becomes effective; or

                    (3) the date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Plan Administrator or by the Employer; or

                    (4) such later date as may be specified by the Plan Administrator.

          The election provided for in this Section shall be made in writing and shall be irrevocable when made.

      ARTICLE XI

     METHODS AND TIMING OF BENEFIT DISTRIBUTIONS

          11.1 Forms of Benefit Payments. Benefits shall normally be paid as a single-sum distribution. However, Participants becoming eligible for distributions of their respective vested interests may, not less than thirty (30) days before the benefit first becomes distributable, elect that, in lieu of single-sum distributions, their interests be paid in installments over a fixed period if such payments do not constitute an "annuity" within the meaning of section 205 of Title I of ERISA or Code section 401(a).

          The Participant (or, in the event of his death or incapacity, his legal representative or Beneficiary(ies)) may request, subject to the consent of the Plan Administrator, to receive any portion of the Participant's Account which is, at the time of the distribution, held in Employer Stock, to be distributed in Stock in lieu of cash.

          If an installment distribution, as provided in the first paragraph of this Section, is elected, the following rules shall apply:

               (a) The payment period shall not exceed the life expectancy of the Participant at his Benefit Commencement Date; or, if the benefit is to be distributed to a married Participant, over the joint life and survivorship expectancy of the Participant and his Spouse.

               (b) Payments shall be made in installments which are as nearly equal as possible, and shall be made not less frequently than annually nor more frequently than monthly, as determined by the Plan Administrator.

               (c) The total amount subject to installment payment shall be segregated as a single account and shall not thereafter share in the investment activity of the Fund. Such segregated account shall be an interest bearing account, and all interest thereon shall inure to the benefit of the Participant on whose behalf such account was established.

               (d) At any time during the installment period, the Plan Administrator may accelerate the remaining installments by paying the balance of such account to the distributee.

               (e) Should the Participant die during the benefit payment period prior to the completion of benefit distributions, the remaining portion of his interest will be distributed to his designated Beneficiary at least as rapidly as under the method of distributions being used as of the date of his death.

               (f) If the Account of the Participant is subject to a Quadro, the provisions of such Quadro shall take precedence over any installment or single-sum distribution arrangement otherwise in effect hereunder, and such installment or single-sum distribution arrangement shall be modified to accommodate such Quadro.

          11.2  Benefit Commencement Dates.

               (a)     Retirement and Disability Benefits.  Benefits
payable by reason of a Participant's retirement      or Total Disability
shall normally be paid as promptly as practicable following the Valuation Date of the Plan coincident with (or if there be none, the Valuation Date next following) the event entitling the Participant to such distribution.

               In the event of Total Disability, however, benefit payments shall not commence prior to the Participant's Normal Retirement Age without the Participant's consent. A Participant who is Totally Disabled may elect commencement as of any Valuation Date prior to his Normal Retirement Age, provided such election is made within the 90 day period ending on such Valuation Date. Notwithstanding the foregoing, if the Participant's entire vested Account balance does not exceed $3,500, distribution in a single-sum shall be made as promptly as practicable after the Valuation Date next following such Participant's Total Disability.

                 Unless the Participant elects to defer his Benefit Commencement Date, retirement and disability benefits shall commence not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (1) occurs the date on which the Participant attains age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates service with the Employer. Notwithstanding the foregoing, the Participant's Benefit Commencement Date shall in no event be later than his Required Beginning Date.

               (b) Death Benefits. Benefits payable by reason of the death of the Participant shall commence and be paid as follows:

                    (1) if to any Beneficiary after the commencement of installment benefit payments to the Participant for a fixed period during his lifetime, commencing upon the death of the Participant and continuing in installments for the balance of the original installment period, subject to acceleration at the election of the Beneficiary;

                    (2) if to the Participant's Spouse other than under paragraph (1), if the Participant had so directed, in installments commencing within one (1) year of the Participant's death and continuing for over a period not to exceed the spouse's life expectancy; and

                    (3) if to any Beneficiary other than as set forth in paragraphs (1) or (2) hereof, commencing within one (1) year of the date of the Participant's death, in a single sum, or in installments over a period not longer than four (4) years and eleven (11) months from the date of the Participant's death.

     If any portion of the Account of a Participant is payable after the death of the Participant's Spouse, if the Participant's Spouse was the sole primary Beneficiary with respect to such portion, and if the Participant did not designate a contingent Beneficiary who survives the Participant's Spouse to receive such portion, the Participant's Spouse shall have the right to act on behalf of the deceased Participant to designate one or more beneficiaries to receive such portion upon the death of such Spouse. Failure on the part of the Spouse to exercise this power of beneficiary designation and failure of the Participant's designated contingent Beneficiaries to survive the Spouse shall result in payment to the estate of the deceased Spouse of the amount subject to the Spouse's power of beneficiary designation. All amounts payable after the death of the Spouse shall be paid as promptly as practicable after the death of the Spouse, with all such payments commencing within one (1) year of such death and being completed within four (4) years and eleven (11) months of such death.

               (c)     Deferred Vested Benefits.

                    (1) Termination of Employment. On and after the Severance of Service Date of a Participant whose severance from service
is for any reason other           than retirement, Total Disability, or
death, such Participant shall have the right to elect to receive a distribution of the vested portion of his Account balance as of any Valuation Date coincident with or following such severance from service. Such election must be in writing and must be made within the 90 day period ending on the elected Valuation Date. In the event that a Participant elects to receive such a distribution, the Plan Administrator shall cause such distribution to be made as promptly as practicable following such Valuation Date.

                    (2) Election Not to Accept Distribution. In any case in which a Participant does not elect to receive a distribution of the full amount of his vested Account balance, Benefits payable to a living Participant by reason of such severance from service (other than due to retirement, death or Total Disability) and consequent ineligibility to continue benefit accrual under the Plan shall normally be payable as of the date that would have been the Participant's Normal Retirement Date, and shall not, in any event, be deferred beyond the Participant's Required Beginning Date.

                    Notwithstanding the foregoing, if the value of the Participant's entire vested Account balance does not exceed $3,500, distribution in a single-sum shall be made as promptly as practicable after the Valuation Date next following his severance from service.

                    All benefit distributions under this Plan shall be made in accordance with regulations under Section 401(a)(9), including the minimum distribution incidental benefit rules of proposed Treasury Regulation section 1.401(a)(9)-2, or any successor thereto.

                    (3) Notwithstanding any otherwise applicable Required Beginning Date, if a five-percent owner, prior to January 1, 1984, made the election permitted by section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, and such election remains in force, his Required Beginning Date shall not be earlier than the Benefit Commencement Date provided for pursuant to that election.

          11.3 Post-Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan, there shall remain in the Participant's Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, to the extent vested, shall be paid to the Participant or applied for the Participant's Account as promptly as practicable. In the event that after an installment payout has commenced there shall be additional funds credited to the Account of a Participant, the Plan Administrator shall direct adjustment of the remaining installment payments so as to include all such credited amounts, as nearly evenly as possible, in the remaining installment payments.

          11.4  Direct Rollovers.

               (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (b)     Definitions.

                    (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                    (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          11.5 Participant's Consent to Distribution of Benefits. Effective January 1, 1994:

               (a) Except as provided in subsection (b) below, the Plan Administrator shall provide each Participant, not more than 90 days and (except as provided in subsection (c) below) not less than 30 days prior to the date his interest in his Account shall be paid to him, written notice of his right to defer receipt of the payment until on or after his Normal Retirement Date. Payment shall not be made prior to the Participant's Normal Retirement Date unless the Participant affirmatively elects a distribution in writing, on a form filed with the Plan Administrator.

               (b) The written notice described in subsection (a) above shall not apply to the payment if (1) the Participant's Account is not greater than $3,500, or (2) the payment is made on or after the Participant's Normal Retirement Date.

               (c) A payment may be made less than 30 days after the notice described in subsection (a) above is given to the Participant, provided that:

                    (1) the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution; and

                    (2) the Participant, after receiving the notice, affirmatively elects a distribution.

      ARTICLE XII

     TOP-HEAVY PROVISIONS

          12.1 Top-Heavy Definitions. The following definitions apply to the provisions of this Article:

               (a) "Determination date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year.

               (b) "Determination period" shall mean, with respect to any Plan Year, the Plan Year containing the determination date and the four preceding Plan Years.

               (c) "Key Employee" shall mean any Employee or former Employee (and the beneficiaries of such Employee) who at any time during a Plan Year included in the determination period was --

                    (1) an officer of the Employer or any Affiliate having annual Top-Heavy Compensation from the Employer and the Affiliates greater than 50% of the amount in effect under Code section 415(b)(1)(A) for such Plan Year;

                    (2) one of the ten Employees having annual Top-Heavy Compensation from the Employer and the Affiliates greater than the amount in effect under Code section 415(c)(1)(A) for such Plan Year and owning (or considered as owning within the meaning of Code section 318) both more than a 1/2% interest and the largest interests in the Employer or any Affiliate;

                    (3) a five-percent owner of the Employer or any Affiliate (within the meaning of Code section 416(i)(1)(B)(i)); or

                    (4) a one-percent owner of the Employer or any Affiliate (within the meaning of Code section 416(i)(1)(B)(ii)) who has an annual Top-Heavy Compensation from the Employer and the Affiliate of more than $150,000.

     For purposes of paragraph (1), no more than 50 employees (or if less, the greater of three or 10% of the employees) shall be treated as officers. The determination of who is a key Employee shall be made in accordance with Code section 416(i) and regulations thereunder.

               (d) "Non-key Employee" shall mean any Employee who is not a key Employee.

               (e) "Required aggregation group" shall mean, with respect to any Plan Year:

                    (1) each defined contribution plan and each defined benefit plan of the Employer or any Affiliate in which a key Employee is a participant or was a participant at any time during the determination period (regardless of whether the plan has been terminated); and

                    (2) each other defined contribution plan and each other defined benefit plan of the Employer or any Affiliate which, during the determination period, enables any defined benefit plan or defined contribution plan described in paragraph (i) to meet the requirements of Code section 401(a)(4) or section 410(b).

               (f) "Permissive aggregation group" shall mean, with respect to any Plan Year, the required aggregation group plus any other defined contribution plan or defined benefit plan which the Employer elects to include, provided such permissive aggregation group meets the requirements of Code section 401(a)(4) and section 410(b) with such defined contribution plan or defined benefit plan being taken into account.

               (g) "Top-heavy Plan" shall mean, for any Plan Year beginning on or after January l, 1984, this Plan if:

                    (1) this Plan is not part of a required or permissive aggregation group, and the top-heavy ratio for the Plan exceeds 60%;

                    (2) this Plan is part of a required aggregation group and not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60%; or

                    (3) this Plan is part of a required aggregation group and part of a permissive aggregation group, and the top-heavy ratio for the permissive aggregation group exceeds 60%.

               (h) "Top-heavy ratio" shall mean a fraction. The numerator of the fraction is the sum of the account balances of all key Employees under the Plan, or, if the Plan is a member of a required or permissive aggregation group, under all defined contribution plans in such required or permissive aggregation group (hereinafter the "aggregation group"), plus the sum of the present values of accrued benefits of all key Employees under all defined benefit plans in the aggregation group, as of the determination date or, in the case of a plan other than this Plan, the determination date under such other plan which falls within the same calendar year as the determination date under this Plan. The denominator of the fraction is a similar sum determined for all Employees. For purposes of determining the fraction, the numerator and denominator shall include any part of any account balance or accrued benefit distributed in the determination period. With respect to Plan Years beginning after December 31, 1984, if any individual has not been credited with at least one Hour of Service with the Employer or any Affiliate at any time during the determination period, any account balance or accrued benefit of, or distribution to, such individual shall not be taken into account.

          For purposes of the preceding paragraph, the sum of account balances and the present values of accrued benefits shall be determined as of the most recent valuation date that falls within the twelve month period ending on the determination date. The present values of accrued benefits shall be calculated using the interest rate which would be used (for the month preceding the month in which the calculation is made) by the Pension Benefit Guaranty Corporation to value immediate annuities upon a plan termination, and using the mortality assumptions set forth in the plan. The same actuarial assumptions shall be used in the case of all defined benefit plans which are being tested to determine the top-heavy ratio of the aggregation group. The calculation of the top-heavy ratio shall be made in accordance with Code section 416 and the regulations thereunder.

          Effective January l, 1987, solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers and Affiliates or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(l)(c).

               (i) "Valuation date" shall mean, with respect to this Plan, the last day of the Plan Year.

               (j) "Top-Heavy Compensation" shall mean Limitation Compensation plus elective or salary deferral contributions to a plan described in Code section 125 or 401(k).

          12.2 Top-Heavy Rules. Notwithstanding any other provision of the Plan, the following rules shall apply for any Plan Year in which the Plan is determined to be a top-heavy plan:

               (a) Minimum Benefit. Each Employee who is or who is eligible to be an Active Participant in this Plan and who is a non-key Employee and who also participates in any defined benefit plan in the aggregation group shall accrue a minimum benefit under such defined benefit plan. The amount of such minimum benefit, expressed in the form of a single life annuity (with no ancillary benefits), payable at normal retirement age, shall be equal to the product of (i) 2% of the Participant's average monthly Limitation Compensation during his five highest-paid consecutive calendar years of employment (not including any year beginning after the last plan year in which such plan is a top-heavy plan), multiplied by (ii) each of his first ten years of service in which such plan is a top-heavy plan for any plan year ending during such year of service.

          If any Employee who is or who is eligible to be an Active Participant in this Plan and who is a non-key Employee does not also participate in any defined benefit plan in the aggregation group, he shall receive a minimum benefit under this Plan. The amount of the minimum benefit shall not be less than the lesser of (i) 3% of such Participant's Limitation Compensation for the Plan Year, or (ii) the largest percentage of Employer contributions, as a percentage of the first $200,000, or effective January 1, 1994, $150,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code section 401(a)(17)(B)) of the key Employee's compensation, allocated on behalf of any key Employee under the Plan for such Plan Year. An Employee who is or who is eligible to be an Active Participant in this Plan and who is a non-key Employee shall not be entitled to a minimum benefit for a Plan Year if he has separated from service by the end of such Plan Year. However, a non-key Employee who is or is eligible to be an Active Participant shall not fail to receive a minimum benefit because (i) he has failed to complete Year of Service in the Plan Year, (ii) his compensation is less than a stated amount, or
(iii) he has failed to make contributions under the Plan.

               (b) Vesting. Each Participant shall become vested in the assets in his account attributable to Employer contributions in accordance with the following schedule:

          When the Participant Has
          Completed the Following              The Vested Amount
          Years of Vesting Service:                Will Be:

          Less than 2 years                            0%
          2 years but less than 3 years               20%
          3 years but less than 4 years               40%
          4 years but less than 5 years               60%
          5 years but less than 6 years               80%
          6 years or more                            100%

          If the Plan ceases to be top-heavy, the above schedule shall continue to apply in determining the vested percentage of any Participant who had at least five years of vesting service, or effective for a Participant with an Hour of Service on or after January 1, 1989, three years of vesting service, as of December 31 of the last Plan Year of top-heaviness. For other Participants, the schedule shall apply only to their benefits as of such December 31.

               (c) Impact on Maximum Benefits. For any Plan Year in which the Plan is a top-heavy plan, Section 5.4 shall be read by substituting the number "1.00" for the number "1.25" wherever such number appears therein.

      ARTICLE XIII

     PLAN ADMINISTRATOR

          13.1 Appointment and Tenure. The Plan Administrator shall consist of a committee of one (1) or more persons who shall serve at the pleasure of the Board of Directors. Any committee member may resign by delivering his written resignation to the Employer. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board fails to act, and in any event, until the Board so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Employer shall be deemed to be the Plan Administrator.

          13.2 Meetings; Majority Rule. Any and all acts of the Plan Administrator taken at a meeting shall be by a majority of all members of the committee. The Plan Administrator may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given at least ten (10) days' written notice of such meeting or have waived notice. The Plan Administrator may also act by unanimous consent in writing without the formality of convening a meeting.

          13.3 Delegation. The Plan Administrator may, by written majority decision, delegate to each or any one of its number, or to the Secretary of it, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he alone may sign any document required by third parties.

          The Plan Administrator shall elect one of its number to serve as Chairperson. The Chairperson shall preside at all meetings of the committee or shall delegate such responsibility to another committee member. The committee shall elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Plan Administrator.

          13.4 Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

               (a) to maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;

               (b) to prepare and furnish to Participants all information and notices required under federal law or the provisions of this Plan;

               (c) to prepare and furnish to the Trustee sufficient employee data and the amount of contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits;

               (d) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

               (e) to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than Annual Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

               (f) to construe and interpret the provisions of the Plan, to correct defects therein and to supply omissions thereto;

               (g) to decide all questions of eligibility, and determine the amount, manner and time of payment of any benefits hereunder;

               (h)     to engage assistants and professional advisers;

               (i)     to arrange for bonding, if required by law;

               (j) to provide procedures for determination of claims for benefits;

               (k) to determine whether any domestic relations order constitutes a Quadro and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order; and

               (l) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, all as further set forth herein.

          13.5 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Plan Participants, and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by the Employee Retirement Income Security Act of 1974, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

          13.6 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

          13.7  Engagement of Assistants and Advisers.  The Plan
Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to: (a) investment managers and/or advisers; (b) accountants; (c) actuaries; (d) attorneys; (e) consultants; (f) clerical and office personnel; and (g) medical practitioners.

          The expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Plan Administrator. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

          13.8 Bonding. The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.

          13.9  Compensation of the Plan Administrator.  The Plan
Administrator shall serve without compensation for its services as such, but all expenses of the Plan Administrator shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Fund and shall be paid therefrom.

          13.10 Indemnification of the Plan Administrator. Each member of the committee constituting the Plan Administrator shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Plan Administrator except in relation to matters as to which he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the committee member may be entitled pursuant to the by-laws of the Employer. Service on the committee as a Plan Administrator shall be deemed in partial fulfillment of the committee member's function as an employee, officer and/or director of the Employer, if he serves in that capacity as well as in the role of committee member.

      ARTICLE XIV

     ALLOCATION AND DELEGATION OF AUTHORITY

          14.1  Authority and Responsibilities of Employer.  The
Employer, as Plan sponsor, shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:

               (a) to establish and communicate to the Trustee a funding policy for the Plan;

               (b) to appoint the Trustee and the Plan Administrator and to monitor each of their performances;

               (c) to appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto);

               (d) to communicate such information to the Plan Administrator and to the Trustee as each needs for proper performance of its duties; and

               (e) to provide channels and mechanisms through which the Plan Administrator and/or the Trustee can communicate with Participants and their Beneficiaries.

          In addition, the Employer shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.

          14.2 Authority and Responsibilities of the Plan Administrator. The Plan Administrator shall have the authority and responsibilities imposed by Article XIII hereof. With respect to the said authority and responsibility, the Plan Administrator shall be a "Named Fiduciary," and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

          14.3 Authority and Responsibilities of the Trustee. The Trustee shall be the "Named Fiduciary" with respect to investment of the Fund assets and shall have the powers and duties set forth in the Trust Agreement.

          14.4 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

      ARTICLE XV

     CLAIMS PROCEDURES

          15.1 Application for Benefits. Each Participant and/or Beneficiary believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Plan Administrator an application for benefits on a form supplied by the Plan Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Plan Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

          15.2 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

               (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

               (b) The Plan Administrator shall, within thirty (30) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of his appeal. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing.

               (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

               (d) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.

          15.3 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board of Directors, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board of Directors, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Committee. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

      ARTICLE XVI

     AMENDMENT AND TERMINATION

          16.1 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Board of Directors. Each entity constituting Employer hereby delegates to the Board of Directors the full authority to act in its stead and on its behalf with respect to amendment of the Plan and the Trust Agreement, provided, however, that:

               (a) No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of that party.

               (b) No amendment shall cause any reduction in the amount of any Participant's Accrued Benefit. For purposes of this paragraph (b), an amendment which has effect of (i) eliminating or reducing an early retirement benefit on a retirement-type subsidy, or
(ii) eliminating an optional form of benefit, with respect to benefits attributable before the amendment, shall be treated as reducing Accrued Benefits except as otherwise provided in Code section 411(d)(6) and the regulations thereunder.

               (c) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

               (d) No such amendment shall change any vesting schedule unless, in the case of an Employee who is a Participant on -

                    (1)  the date the amendment is adopted; or

                    (2)  the date the amendment is effective, if later;

     the nonforfeitable percentage of such Participant's right to his Accrued Benefit is not less than his percentage computed under the Plan without regard to such amendment. Furthermore, no such amendment shall otherwise change any vesting schedule unless each Participant having three or more Years of Service is permitted to elect, in accordance with Internal Revenue Code regulations, to have the nonforfeitable percentage of his Accrued Benefit determined under the Plan without regard to such amendment; provided, that no election shall be given to any Participant whose nonforfeitable percentage under the Plan as amended cannot at any time be less than such percentage determined without regard to such amendment.

               (e) The formula set forth in Section 6.2 for allocating the Employer contribution described in Section 3.1(b), and the formulae for determining the amounts of Deferral Contributions under
Section 3.1(a) and Employer Matching Contributions under Section 3.1(b), may not be amended more than once in any six-month period, except to comport with changes in the Code or ERISA and the regulations thereunder.

          Each amendment shall be approved by the Board of Directors by resolution. Notwithstanding the foregoing, any amendment necessary to initially qualify the Plan under Code section 401(a) may be made without the further approval of the Board of Directors if signed by the proper officers of the Employer.

          16.2  Plan Termination.

               (a)     Right Reserved.  While it is the Employer's
intention to continue the Plan indefinitely in operation,      the right
is, nevertheless, reserved to terminate the Plan in whole or in part. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of Directors, subject, however, to the
provisions of Section 16.4 hereof.                 (b)     Effect on
Retired Persons, Etc. Termination of the Plan shall have no effect upon payment of installments and benefits to former Participants, their Beneficiaries and their estates, whose benefit payments commenced prior to Plan termination. The Trustee shall retain sufficient assets to complete any such payments, and shall have the right, upon direction by the Employer, to purchase annuity contracts to assure the completion of such payments or to pay the value of the remaining payments in a lump-sum distribution.

               (c) Effect on Remaining Participants. The Employer shall instruct the Trustee either (1) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (2) to pay over to each Participant (and former Participant) the value of his vested interest, and to thereupon dissolve the Trust.

          16.3 Complete Discontinuance of Employer Contributions. While it is the Employer's intention to make substantial and recurrent contributions to the Fund required pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 16.2, except that the Trustee shall not have the authority to dissolve the Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Employer of instructions to dissolve the Fund pursuant to
Section 16.2(c) hereof.

          16.4 Suspension of Employer Contributions. The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Fund pursuant to the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

               (a)     If the Board of Directors determines by
resolution that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

               (b) If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed.

     In such case, the permanent discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of:

                    (1) the date specified by resolution of the Board of Directors or established as a matter of equity by the Plan Administrator, or

                    (2) the last day of the first Plan Year which meets both of the following criteria: (A) no Employer contributions were made for that, or for any subsequent Plan Year, and (B) there existed for such Plan Year Net Income out of which Employer contributions could have been made, and the existence of such Net Income was known to the Board of Directors in time to make deductible contributions for such Plan Year.

          16.5 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the Plan in which he was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

          16.6  Adoption by Affiliates.

               (a)     Adoption with Approval.  Any corporation
affiliated in ownership or management with the Company      (herein
called the "principal sponsor") may adopt this Plan with the consent of the principal sponsor and subject to such conditions as the principal sponsor amy impose.

               (b) Procedure for Adoption. Any such adopting corporation shall initiate its adoption of this Plan by delivery of a certified copy of the resolutions of its board of directors adopting this Plan to the Board of Directors of the principal sponsor. Upon the consent by said principal sponsor of the adoption by the adopting corporation, and the delivery to the Trustee of written evidence of the principal sponsor's consent, the adoption of this Plan by the adopting corporation shall be effective as of the date specified by the principal sponsor.

               (c) Effect of Adoption. Upon the adoption of this Plan by any adopting corporation as heretofore provided, the adopting corporation shall be an Employer hereunder in all respects. Each such adopting corporation shall have the power to discontinue its contributions to this Plan, to terminate this Plan as applied to it or to amend the Plan as applied to it by establishing a successor plan.

          Each adopting corporation, as a condition of continued participation in this Plan, delegates to the principal sponsor the sole power and authority to: (1) appoint or terminate an Investment Manager as provided in Section 14.1(c), (2) appoint and remove the Plan Administrator and determine the scope and limitation of the Administrator's duties, (3) consent to the adoption of this Plan by affiliated corporations and establish conditions and limitations with regard to such adoption, (4) amend and terminate this Plan as provided in Article XI, and (5) to appoint or remove a Trustee or Trustees.

          Forfeitures shall be used as provided in Article III only by the corporation by whom the Participant was employed at the time of the occurrence of the event giving rise to the forfeiture.

      ARTICLE XVII

     NONALIENATION OF BENEFITS

          17.1 Nonalienation of Benefits. No right or interest of any Participant under the Plan or in his Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner except in accord with a qualified domestic relations order within the meaning of section 206(d)(3)(B) of ERISA and Code section 414(p).

      ARTICLE XVIII

     MISCELLANEOUS PROVISIONS

          18.1 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          18.2 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

          18.3 Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any Quadro with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

          18.4 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

          18.5 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

          18.6 Controlling Law. The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law, which shall otherwise control.

          18.7 Funding Policy. The Plan Administrator, in consultation with the Employer, shall establish and communicate to the Trustee a funding policy consistent with the objectives of the Plan and of the corresponding Trust. Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Fund. Such funding policy shall also state the general investment objectives of the Fund and the philosophy upon which maintenance of the Plan is based.

          18.8 Title to Assets. No Participant, Beneficiary or Alternate Payee shall have any right to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant, Beneficiary or Alternate Payee out of the assets of the Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

          18.9 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

          18.10  Reliance on Data and Consents.  The Employer, the
Trustee,
 the Plan Administrator, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant, his Beneficiaries, and his Alternate Payees, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Plan Administrator and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding Trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, any Alternate Payee, or the representatives of any such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries and Alternate Payees to advise the appropriate parties of any change in such data.

          18.11 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant, a spouse, a Beneficiary or an Alternate Payee to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the proper payee for the forfeited benefit.

          18.12 Counterparts. The Plan instrument and amendments thereto may be executed in several counterparts, each of which shall be deemed an original. As to the Plan instrument and as to the instruments of amendment thereto, the counterparts of the respective instruments shall be considered a single instrument, which may be sufficiently evidenced by one counterpart. Further, each amendment to the Plan shall be deemed to have all counterpart Plan instruments, and, if applicable, all counterparts of prior amendments.

          IN WITNESS WHEREOF, and as evidence of the adoption of this amendment and restatement of the Plan, the Employer has caused the same to be executed by its duly authorized officers, effective as of January
1, 1989, and its corporate seal to be affixed this         day of
December, 1994.


                                   SAFEGUARD SCIENTIFICS, INC
Attest:


____________________________          By:________________________
Secretary                                   President

(CORPORATE SEAL)

     APPENDIX A
     (See Section 1.18)

     None

     APPENDIX B
     (See Section 3.1(b))


     Locations at which
     matching percentage is 75%


                    1.  Effective January 1, 1989:

                         a.      Norelkote, Inc. (until its merger into
Safeguard Scientifics, Inc. on November 30, 1990)
                              (all locations)

                         b.     Pioneer Metal Finishing, a division of
Safeguard Scientifics, Inc.
                              (all locations)

                    2.     Effective January 1, 1992:  All locations